As filed with the Securities and Exchange Commission on September 9, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

Wilshire wShares Enhanced Gold Trust

Sponsored by Wilshire Phoenix Funds LLC

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	84-6953191 (I.R.S. Employer Identification Number)
2 Park Avenue, 20th Floor New York, New York 10016 (212) 485-8922
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________

William Cai, Partner

Wilshire Phoenix Funds LLC

2 Park Avenue, 20th Floor

New York, New York 10016

(212) 485-8922

(Name, Address, including Zip Code, and Telephone

Number, including Area Code, of Agent for Service)

___________________________

Copies to:
Gregg Bateman Anthony Tu-Sekine Christopher D. Carlson Seward & Kissel LLP One Battery Park Plaza New York, NY 10004	Marlon Paz Anna Pineda Bradley Berman Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Units of Beneficial Interest	40,000	$25.00	$1,000,000	$129.80

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated September 9, 2020

[__] SHARES OF

Wilshire wShares Enhanced Gold Trust

The Wilshire wShares Enhanced Gold Trust (the "Trust") is an exchange-traded fund that will issue [ ] Shares (the "Shares") which will trade on NYSE Arca, Inc. (the "Exchange"). The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. The Trust will have no assets other than (a) Physical Gold (as defined below) and (b) cash and/or cash equivalents (defined herein) in proportions that seek to closely replicate the Wilshire Gold Index (the "Index"). The investment objective of the Trust is for the Shares to closely reflect the Index, less the Trust's liabilities and expenses. For a more detailed description of the Index, see "Description of the Index" on page 39 of this prospectus.

For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices (the “LBMA Gold Price” or the “Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used.

On a monthly basis, the Gold Price is used to determine the Index’s allocation to the Physical Gold Component (as defined below) and, to the extent that less than 100% of the Index is comprised of the Physical Gold Component, a cash weighting (the "Cash Weighting"). In seeking to track the Cash Weighting portion of the Index, the Trust will hold cash and/or invest in cash equivalents. The Trust rebalances its assets on a monthly basis to closely replicate the Index utilizing a mathematically derived, non-discretionary and passive rule-based methodology. The purpose of the Index is to (i) reduce the risk-profile typically associated with the purchase of gold, as measured by the daily realized volatility of the LBMA Gold Price and (ii) increase its gold exposure systematically in periods of heightened realized volatility observed in the S&P 500 Index. The Shares are intended to provide investors with adaptive exposure to gold in a way that is responsive to the realized volatility of each of the S&P 500 Index and the LBMA Gold Price. The Shares may also provide a convenient and relatively cost-efficient alternative for investors not otherwise in a position to participate directly in the market for physical gold bullion.

All net proceeds from the sale of the Shares will be used to purchase Physical Gold and, to the extent the remaining cash is invested, cash equivalents, in weightings expected to track the Index and to pay the Trust’s fees and expenses. While the Trust’s performance will reflect the appreciation or depreciation of its investments in cash equivalents, the Trust’s performance, whether positive or negative, will be driven primarily by its strategy of investing in Physical Gold with the aim of seeking to track the Index.

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The Trust intends to list the Shares on the Exchange under the ticker symbol "WGLD". Shares may be purchased from the Trust only by certain eligible financial institutions called Authorized Participants (defined below) and only in one or more blocks of 10,000 Shares (“Creation Units”). The Trust issues Shares in Creation Units on a continuous basis at the applicable NAV per Share on the creation order date. Except when aggregated in Creation Units, the Shares are not redeemable securities.

On [ ], 2020, the initial Authorized Participant, [ ] (the “Initial AP”) purchased [100,000] Shares at a price of $[ ] per Share. The Initial Purchaser intends to offer to the public these [100,000] Shares at a per-Share offering price that will vary depending on the price of the Trust’s NAV and the trading price of the Shares on NYSE Arca at the time of the offer. Shares offered by the Initial AP at different times may have different offering prices.

The Trust is an "emerging growth company" as that term is used in the Securities Act of 1933, as amended (“Securities Act”), and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See "Risk Factors" and "Prospectus Summary—Emerging Growth Company Status."

The continuous offering of the Shares under the Trust’s registration statement on Form S-1 of which this prospectus is a part is not expected to terminate until all of the Shares have been sold or three years from the initial effective date of the registration statement.

Wilshire Phoenix Funds LLC (the “Sponsor”) is the Trust’s sponsor. Delaware Trust Company is the trustee of the Trust (the “Trustee”). Solactive AG calculates the Index (the “Index Calculation Agent”). JPMorgan Chase Bank, N.A. is the gold custodian of the Trust (the “Gold Custodian”). Foreside Fund Services, LLC is the marketing agent of the Trust (the “Marketing Agent”). The Bank of New York Mellon is the custodian for cash and cash equivalents (in such capacity, the “Cash Custodian”), the administrator (in such capacity, the “Administrator”), and the transfer agent (in such capacity, the “Transfer Agent”) of the Trust.

Wilshire Phoenix, LLC has filed a patent application with the United States Patent and Trademark Office in connection with certain characteristics of the Trust and the Shares, and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC or its affiliates.

Investing in the Shares involves significant risks. See "Risk Factors" starting on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in the Shares.

•	The success of the Trust’s ability to track its Index depends upon the skill of the Trust's applicable service providers.

•	You could lose all or substantially all of your investment.

•	The Trust is concentrated in Physical Gold. Concentration may result in greater volatility.

•	Investors in the Trust pay fees in connection with their investment in the Shares, including asset-based fees of [ ]% per annum.

The Shares are neither interests in, nor obligations of, the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Cash Custodian, the Index Calculation Agent, the Gold Custodian, the Marketing Agent, Wilshire Phoenix, LLC or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Because the Shares will trade at market prices, rather than the NAV of the Trust, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount). Authorized Participants will not receive from the Trust, the Sponsor or any of their respective affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Trust pays a distribution services fee and pays a marketing services fee to the Marketing Agent.

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For more information regarding items of compensation paid to Financial Industry Regulatory Authority, Inc. (“FINRA”) members, please see the “Plan of Distribution” section on page 80 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

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REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SPONSOR, THE MARKETING AGENT, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE TRUST ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF FORESIDE FUND SERVICES, LLC, THREE CANAL PLAZA, SUITE 100, PORTLAND, ME 04101; CREATION UNIT TRANSACTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, BROOKLYN, NY 11217. ALL OTHER BOOKS AND RECORDS OF THE TRUST (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS) ARE MAINTAINED AT THE TRUST’S PRINCIPAL OFFICE, C/O WILSHIRE PHOENIX FUNDS LLC, 2 PARK AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10016; TELEPHONE NUMBER (212) 485-8922. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. INFORMATION ON THE SPONSOR’S WEBSITE SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN UNLESS OTHERWISE EXPRESSLY STATED. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH

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FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL U.S. FEDERAL INCOME TAX RETURNS.

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AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

FORWARD-LOOKING STATEMENTS	2

PROSPECTUS SUMMARY	3

RISK FACTORS	12

USE OF PROCEEDS	31

TREATMENT OF CASH EQUIVALENT INTEREST	32

OVERVIEW OF GOLD MARKET	33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34

DESCRIPTION OF THE TRUST	35

DESCRIPTION OF THE INDEX	39

CALCULATION OF THE TRUST'S NAV	41

VALUATION OF THE TRUST'S PHYSICAL GOLD HOLDINGS	42

VALUATION OF THE TRUST'S CASH AND CASH EQUIVALENT HOLDINGS	43

THE SPONSOR	44

CREATION AND REDEMPTION OF SHARES	47

THE TRUSTEE	51

THE GOLD CUSTODIAN	52

THE CASH CUSTODIAN	53

THE ADMINISTRATOR	54

THE TRANSFER AGENT	55

CONFLICTS OF INTEREST	56

DESCRIPTION OF THE SHARES	57

EXPENSES	59

BOOK-ENTRY-ONLY SHARES	61

REPORTS	63

DESCRIPTION OF THE TRUST DOCUMENTS	64

U.S. FEDERAL INCOME TAX CONSIDERATIONS	74

ERISA AND RELATED CONSIDERATIONS	78

PLAN OF DISTRIBUTION	80

LEGAL PROCEEDINGS	82

LEGAL MATTERS	82

WHERE YOU CAN FIND ADDITIONAL INFORMATION	82

EXHIBIT A: INDEX OF DEFINED TERMS	84

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

SIGNATURES	II-5

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ABOUT THIS PROSPECTUS

Neither the Sponsor nor the Trust (both as defined below) has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust's behalf. The Trust is offering to sell, and seeking offers to buy, the Trust's Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust's Shares.

The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.

In this prospectus, unless otherwise stated or the context otherwise requires, "we," "our" and "us" refers to the Sponsor acting on behalf of the Trust.

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" with respect to the Trust's financial condition, results of operations, plans, objectives, future performance, and business. Statements preceded by, followed by or that include words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under "Risk Factors." Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•	the special considerations discussed in this prospectus;

•	general economic, market and business conditions;

•	the use of technology by the Trust and its vendors in conducting the Trust's business, including disruptions in the Trust's computer systems and data centers and the Trust's transition to, and quality of, new technology platforms;

•	success in obtaining any Physical Gold in a timely manner;

•	sources of and demand for Physical Gold, and the performance of the gold market;

•	the Trust's ability to maintain a positive reputation; and

•	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in "Risk Factors" or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward- looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.

Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

PROSPECTUS SUMMARY

This is only a summary of the prospectus. While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you. You should read this entire prospectus, including the section entitled "Risk Factors," before making an investment decision about the Shares. Capitalized terms shall have the meaning set forth in this prospectus. See the Index of Defined Terms attached to this prospectus as Exhibit A.

Shares offered by the Trust	[__] shares (the "Shares") issued by the Wilshire wShares Enhanced Gold Trust (the "Trust"), which will represent fractional undivided beneficial interests in and ownership of the Trust.

The Trust and the Trustee

The Trust is a Delaware statutory trust that was formed on January 8, 2020.

The Trust operates pursuant to a trust agreement (the "Trust Agreement") between Wilshire Phoenix Funds LLC, a Delaware limited liability company (the "Sponsor") and Delaware Trust Company (the "Trustee"). The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust are limited to its express obligations under the Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Trust will have no assets other than (a) physical gold bullion (“Physical Gold”) and (b) cash and/or short-term duration U.S. Department of the Treasury securities ("cash equivalents"). For more information about Physical Gold, see "Overview of Gold Market" below.

The investment objective of the Trust is for the Shares to closely reflect the Index (defined below), less the Trust's liabilities and expenses. On the last Business Day of each month (the “Rebalance Date”), the Index will rebalance its weighting of Physical Gold and the cash weighting (the “Cash Weighting”), based on an earlier calculation that takes into account the realized volatility of gold and the realized volatility of the U.S. equity markets utilizing a mathematically derived, non-discretionary and passive rule-based methodology. The Trust, to closely replicate the Index, will rebalance its holdings in Physical Gold and cash and/or cash equivalents on a monthly basis for consistency with the Index weights. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Physical Gold. The Shares are intended to provide investors with adaptive exposure to gold in a way that is responsive to the realized volatility of each of the S&P 500 Index© and the LBMA Gold Price.

The Shares may also a provide a convenient and relatively cost-efficient alternative for investors not otherwise in a position to participate directly in the market for physical gold bullion.

The Index	The Wilshire Gold Index (the "Index") is based on notional components and is not an investment product. The Index is calculated and published by Solactive AG (the "Index Calculation Agent"). The level of the Index is published on each Business Day at approximately 5:00 p.m. (New York City time) and will be available through various market data vendors, including Bloomberg LP and Thompson Reuters Company, under the ticker “WGIX”. The Index Calculation Agent calculates an intraday indicative value for the Index (“IIV”) every fifteen seconds while Shares are trading on the Exchange. The purpose of the Index is to (i) reduce the risk-profile typically associated with the purchase of gold, as measured by the daily realized volatility of the LBMA Gold Price (defined below) and (ii) increase its gold exposure systematically in periods of heightened realized volatility observed in the S&P 500 Index©.

The Index has a notional component representing Physical Gold (the "Physical Gold Component") and the Cash Weighting to the extent that less than 100% of the Index is comprised of the Physical Gold Component. In seeking to track the Cash Weighting portion of the Index, the Trust will invest in cash and/or cash equivalents.

For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices (the “LBMA Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used, which are generally conducted in the morning (London time) (the “LBMA Gold Price AM”) and in the afternoon (London time) (the “LBMA Gold Price PM”).

On the Rebalance Date, the Index rebalances its weighting of the Physical Gold Component utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the daily realized volatility of the LBMA Gold Price PM and realized volatility measures of the S&P 500 Index.

See "Description of the Index" below.

Assets of the Trust

The Trust will have no assets other than (a) Physical Gold and (b) cash and/or cash equivalents.

The Gold Custodian (defined below) holds all of the Trust’s Physical Gold in its own vault premises except when the Physical Gold is held by a subcustodian. The cash equivalents and U.S. dollars will be held by the Cash Custodian (defined below) on behalf of the Trust.

The amount of Physical Gold, cash and/or cash equivalents held by the Trust will be determined by the Index. However, because the Trust rebalances its holdings monthly, in the periods between such monthly rebalancing, as a result of changes in the value of Physical Gold and cash equivalents, among other factors, the percentages of Physical Gold relative to the percentages of the other assets of the Trust may diverge from the initial percentages in the Index on the most recent Rebalance Date.

The Trust's assets, other than Physical Gold, shall consist of cash and/or cash equivalents to be purchased by the Cash Custodian pursuant to the instruction of the Trust. An investor holding cash equivalents does not receive regular interest payments as with a coupon bond, but rather purchases a cash equivalent at a discount to face value and receives the full-face value at the time the cash equivalent matures. See "Treatment of Cash Equivalent Interest" for a description of the treatment of any gains derived by the Trust as a result of its holdings of cash equivalents.

The Trust's Physical Gold, cash equivalents and U.S. dollars are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP").

The Trust's NAV and the NAV per Share

The Trust's NAV is determined on each Business Day by the Administrator as of 4:00 p.m. (New York City time) or as soon thereafter as practicable. The Trust's NAV shall be determined by the Administrator on a GAAP basis, and shall be equal to the sum of the values of the Physical Gold held by the Trust and the cash equivalents and U.S. Dollars held by the Trust (the "Cash and cash equivalent Holdings"), less liabilities and expenses of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price. This price will generally be based on the LBMA Gold Price PM.

The Administrator determines the fair value of cash equivalents based on the price of each cash equivalent held by the Trust plus any U.S. dollars held by the Trust, as of 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day.

The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's fees, expenses and liabilities. The Trust's NAV and NAV per Share will be determined, in part, by reference to the LBMA Gold Price and the value of the Trust’s holdings in cash equivalents. See "Valuation of the Trust's Physical Gold Holdings" and “Valuation of the Trust’s Cash and Cash Equivalent Holdings" below.

Treatment of Cash Equivalent Interest	The Trust's assets, other than Physical Gold, shall consist of cash and/or cash equivalents. Upon the maturity of such cash equivalents, the Trust will receive U.S. dollars representing principal and interest. The portion of the cash that represents interest on such cash equivalents (the “Cash Equivalent Interest”) will be allocated to the Cash Account (defined below). The Administrator will use the Cash Equivalent Interest to pay, in part or in full, any redemptions, the Sponsor's Fee and any Additional Trust Expenses. See "Treatment of Cash Equivalent Interest" below for more details.

The Shares

The Trust issues and redeems Shares at NAV with Authorized Participants and only in large blocks of 10,000 shares (each block of Shares is called a “Creation Unit”) or multiples thereof in exchange for cash. Except when aggregated in Creation Units, the Shares are not redeemable securities of the Trust.

Individual Shares may be purchased and sold only on the Exchange through brokers. Because the Shares will trade at market prices rather than NAV, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Shares issued by the Trust will be registered in a book entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

See "Book-Entry-Only Shares" below for more details.

The Shares are expected to be listed on the Exchange and trade under the ticker symbol "WGLD".

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. An “Authorized Participant” is: (i) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (ii) a participant in the DTC; and (iii) a party to an agreement with the Trust and the Sponsor (an “Authorized Participant Agreement”). The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares” for more details.

Sponsor's Fee; Sponsor-Paid Expenses; Additional Trust Expenses

Except for transaction costs associated with the rebalancing of the Trust's portfolio, and the fees and expense reimbursements due to the Marketing Agent, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of [ ] basis points ([ ]%) to the Trust's NAV (the "Sponsor's Fee"). The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account.

To pay the Sponsor's Fee, the Administrator will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above. Any Sponsor-Paid Expenses (as defined below) will be netted out of the Sponsor's Fee, and the Administrator will directly pay the recipients of such Sponsor-Paid Expenses out of such amounts. After netting such Sponsor-Paid Expenses, the Administrator will pay the remaining amount of the Sponsor's Fee to the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, cash and/or cash equivalents, any other fees (including commissions and/or exchange fees) associated with the buying and selling of Physical Gold and cash equivalents for the Trust, the fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any applicable license fees, printing and mailing costs, costs of maintaining the Trust's website, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider of the Trust (each, a “Service Provider”)) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust (collectively, "Additional Trust Expenses").

The Administrator will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.

Rebalancing of the Trust's Assets

On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold, cash and/or cash equivalents in order to closely replicate the Index.

In order to effect the monthly rebalancing, the Index Calculation Agent shall provide percentage weights for the Physical Gold Component and the Cash Weighting to the Administrator and the Sponsor on the Determination Date (as defined below). Thereafter, the Sponsor, based on information provided by the Administrator and the Index Calculation Agent, shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Determination Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to determine (i) the amount of cash equivalents to purchase or sell, if applicable, and (ii) the amount of Physical Gold to purchase or sell. "Determination Date" means the second Business Day prior to each Rebalance Date.

The Sponsor, on each Rebalance Date, shall instruct the Gold Custodian and the Cash Custodian, respectively, to purchase and/or sell Physical Gold and/or cash equivalents, as applicable. In addition, the Administrator, acting pursuant to instructions from the Sponsor, shall, on the Rebalance Date, instruct the Cash Custodian to pay amounts due and payable by the Trust as of the Determination Date.

Gold Custodian	JPMorgan Chase Bank, N.A. will serve as the Trust's Physical Gold custodian (in such capacity, "Gold Custodian"). The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold and supplying inventory information to the Trust. The Gold Custodian is also responsible for facilitating the transfer of Physical Gold in and out of the Trust. The Gold Custodian must allocate, or cause to be allocated, all Physical Gold that can be credited to an allocated account maintained at the Gold Custodian on behalf of the Trust at the close of business on each Business Day. The Gold Custodian shall safely store Physical Gold in its own vaulting facilities and any other vaulting facility as approved by the Gold Custodian. The Trust’s Physical Gold holdings are subject to periodic audits by Citrin Cooperman & Company LLP (the “Auditor”), the Trust’s independent registered public accounting firm.

Cash Custodian	The Bank of New York Mellon (the "Cash Custodian") will, pursuant to the instruction of the Sponsor, purchase and sell the cash equivalents to be held in the name of the Trust and will serve as the Trust's custodian of U.S. dollars and cash equivalents pursuant to the terms and provisions of a custody agreement between the Trust and the Cash Custodian (the "Cash Custody Agreement").

The Trust's Cash Account	Under the Cash Custody Agreement, the Cash Custodian will be responsible for administering and maintaining a custodial account that holds U.S. dollars and cash equivalents, in each case, for the benefit of the Trust (the "Cash Account"). Pursuant to the instruction of the Sponsor, the Cash Custodian deposits U.S. dollars into the Cash Account (i) for the purpose of buying cash equivalents, or (ii) from amounts received on account of the sale of Physical Gold or the sale or maturity of cash equivalents. The Cash Custodian withdraws U.S. dollars from the Cash Account (i) at the instruction of the Administrator or the Sponsor to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Sponsor for the purpose of buying cash equivalents or settling redemption orders from Authorized Participants. See the "Description of the Cash Custody Agreement" for more information.

Risk Factors

An investment in the Trust involves significant risks and is suitable only for persons who can bear the economic risk of the loss of their entire investment. Certain of these risks are highlighted below and are discussed in the section “Risk Factors” on page 12 of this prospectus.

	•	There can be no assurances that the Trust will achieve its investment objective.

	•	An investment in the Trust carries with it the inherent risks associated with investments related to Physical Gold and cash equivalents.

	•	Each prospective Shareholder should carefully review this prospectus, the Trust Agreement and the other agreements referred to therein before deciding to invest in the Trust.

	•	There can be no assurance that the Trust will achieve profits or avoid losses, significant or otherwise.

	•	Performance of the Trust may not track the Index during particular periods or over the long term. Such tracking error may cause the Trust to outperform or underperform its Index.

	•	Disruptions in the ability to create or redeem Creation Units may adversely affect investors.

	•	The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies (such as COVID-19) on the global economy, the markets and the Trust’s service providers.

	•	Certain potential conflicts of interest exist between the Sponsor, its affiliates and the Trust’s Shareholders. There can be no assurance that the conflicts described herein or others may not result in adverse consequences to the Trust and its Shareholders.

	•	The Trust’s NAV may not always correspond to the market price of the Shares and, as a result, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

	•	Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

	•	The Trust’s purchases and sales of Physical Gold will be taxed less favorably compared to other types of investments. Long-term capital gains from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.

	•	Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

Reports

At the end of each Business Day, the Sponsor, based on information received from the Administrator, shall post to the below-referenced website a trust report detailing the following items: the LBMA Gold Price, the value of the Physical Gold, the value of the cash equivalents and cash, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.

After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law, by the Auditor. The accountants' report will be furnished by the Trust to Shareholders upon request.

The Trust will make elections, file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York City time).

Principal Offices	The Trust's principal office is located at 2 Park Avenue, 20th Floor, New York, New York 10016, and its telephone number is (212) 485-8922.

Emerging Growth Company Status	The Trust qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:
•

The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

	•	The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the "PCAOB") may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

	•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

	•	The Trust is not required to give shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

	•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

	•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards.

	•	The Trust may take advantage of these provisions for up to five years from the last day of its fiscal year following the date of this prospectus or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2025 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates or issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision. The risks set forth below are not only ones facing the Trust. Additional risks and uncertainties may exist that could also adversely affect the Trust.

Risk Factors Related to the Regulation of the Sponsor, the Trust and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or the protections afforded by the Commodity Exchange Act (“CEA”).

The Sponsor believes that the Trust is not required to register under the Investment Company Act and the Trust is not registered as an investment company under the Investment Company Act. As a result, Shareholders do not have the regulatory protections provided to investors in investment companies. The Trust does not and will not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the CEA, as administered by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA and the Shares are not “commodity interests”, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Trust or the Shares. Consequently, Shareholders do not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools operated by registered commodity pool operators or advised by commodity trading advisors.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust's reliance on these exemptions. If some investors find the Trust's Shares less attractive as a result, there may be a less active trading market for the Shares and the price of Shares may be more volatile.

In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its shareholders may be different from information provided by other public companies.

The Trust and the Sponsor are subject to extensive legal and regulatory requirements.

The Trust is subject to a comprehensive scheme of regulation under the federal securities laws and listing standards for its Shares. The Trust and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Trust’s financial performance and its ability to pursue its investment objective. In addition, the SEC and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Trust’s ability to pursue its investment objective and could lead to losses for the Trust and its Shareholders.

Risk Factors Related to the Trust and the Shares

Certain Members of the Sponsor have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

Certain members of the Sponsor have no history of past performance in managing investment vehicles like the Trust. This makes it difficult for investors to evaluate the Trust and its future prospects. The past performances of the Sponsor's members in other investment vehicles, including their experiences in the financial industry, are no indication of their ability to manage an investment vehicle such as this particular Trust.

The Trust's success will depend, in part, on the Sponsor's ability to manage the Trust. If the experience of the Sponsor and its members is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. The Trust can make no assurances that it will be successful in addressing these issues.

An active and liquid market for the Shares may not develop or be sustained.

There is no established trading market for the Shares in the United States. Although the Trust intends to list the Shares on the Exchange, there is no guarantee that an active trading market will develop. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. If an active trading market for the Shares does not develop, the price of the Shares may be more volatile, and it may be more difficult and time consuming to complete a transaction in the Shares.

Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.

The Trust utilizes LBMA Gold Price to value the Physical Gold held by the Trust. Potential issues, discrepancies, as well as any future changes to the LBMA Gold Price calculation could impact the value of Physical Gold held by the Trust and have an adverse effect on the value of an investment in the Shares.

In the event that LBMA Gold Price varies materially from the price of Physical Gold observed by other mechanisms, the NAV of the Trust and the value of an investment in the Shares could be adversely effected. The calculation of the LBMA Gold Price is not an exact process but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy Physical Gold at particular prices. It is possible that electronic failures or other events may occur that could result in delays in the announcement of, or the inability of the system to produce an LBMA Gold Price on any given date.

The Shares may trade at a price which is at, above, or below the NAV per Shares and any discount or premium in the trading relative to the NAV per Shares may widen as a result of different trading hours of the Exchange and other exchanges.

The Shares may trade at, above, or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Physical Gold and cash equivalents owned by the Trust. The Share price will fluctuate with changes in NAV per Share as well as market supply and demand. The amount of discount or premium in the trading price relative to NAV per Share maybe be effected by non-concurrent trading hours between the Exchange and major gold markets. While the Shares will trade on the Exchange until 4:00 pm (New York City time), liquidity in the market for Physical Gold may be reduced after the close of major world gold markets including London and other locations. When Shares are trading at a premium to NAV, an investor will pay more to purchase Shares compared to the value of the Trust’s underlying assets. When Shares are trading at a discount to NAV, an investor will pay less to purchase Shares compared to the value of the Trust’s underlying assets. Depending on the price at which an investor purchased their Shares, whether the Shares trade at a discount or a premium to NAV may affect the investor’s gain or loss on their investment in the Trust when Shares are sold. If, for example, a Shareholder purchased Shares at a slight premium to NAV and sold Shares while they were trading at a discount to NAV, the Shareholder will realize a loss on the investment, assuming no change in NAV and no bid/ask spread impact on the price of the purchase or sale.

Unanticipated operational or trading problems that arise may result in a decrease in the value of the Shares.

It is possible that unanticipated issues may arise with respect to the Trust's operations and the trading of the Shares. Such unforeseen problems could have an adverse effect on an investment in the Shares. Further, while the Trust is not actively "managed" by traditional methods, the Sponsor's past experience and qualifications may not be suitable for solving unforeseen issues that may arise pertaining to operations or trading. The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust.

Consequently, there may be unanticipated problems with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems arise, the Sponsor’s past experience and qualifications may not be suitable for solving those problems.

The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy, the markets and the Trust’s service providers.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and has now been spread globally. This outbreak has resulted in travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, cancellations, supply chain disruptions, and lower consumer demand, layoffs, defaults and other significant economic impacts, as well as general concern and uncertainty. The impact of this outbreak has adversely affected the economies of many nations and the entire global economy and may impact individual issuers and capital markets in ways that cannot necessarily be foreseen. Other infectious illness outbreaks that may arise in the future could have similar impacts. Public health crises caused by the outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The COVID-19 outbreak will have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets. For instance, the suspension of operations of mines, refineries and vaults that extract, produce or store gold, restrictions on travel that delay or prevent the transportation of gold, and an increase in demand for gold may disrupt supply chains for gold, which could cause secondary market spreads to widen and compromise the Trust’s ability to purchase and sell Physical Gold in connection with monthly rebalancings and to support the creation and redemption process. Any inability of the Trust to issue or redeem Shares, purchase or sell Physical Gold or the Gold Custodian or any sub-custodian to receive or deliver gold as a result of the outbreak will negatively affect the Trust's operations.

The duration of the outbreak and its effects cannot be determined with certainty. A prolonged outbreak could adversely affect the correlation between the price of the Shares and the NAV of the Trust or could result in an increase of the costs of the Trust or less liquidity in the market for gold, each of which could adversely affect the value of Shares. In addition, the outbreak could also impair the information technology and other operational systems relied on by the Trust’s service providers, including the Sponsor, the Trustee, the Administrator, and the Gold Custodian, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies, new monetary programs and lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for gold, which could adversely affect the price of the Shares.

Further, the outbreak could interfere with or prevent the operation of the electronic auction hosted by IBA to determine the LBMA Gold Price, which the Administrator uses to value the Physical Gold and calculate the NAV of the Trust. LBMA Gold Price auctions have continued during the current COVID-19 global pandemic, but there can be no assurance that these will continue. The outbreak could also cause the closure of futures exchanges, which could reduce the ability of Authorized Participants to hedge purchases of Creation Units, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.

The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust may be terminated and liquidated at a time which is disadvantageous to Shareholders, such as when the Physical Gold price or the price of cash equivalents (the "Cash Equivalents Price") are lower than at the time when Shareholders purchased their Shares. In such a case, when the Trust's Physical Gold and cash equivalents are sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Investors may experience a loss in their investments. In certain circumstances, the Sponsor has the ability to terminate the Trust without the consent of Shareholders and may decide to terminate the Trust at a time that is not advantageous for the Shareholder. The Trust may also terminate due to an inability to satisfy exchange listing rules or change in regulatory status (e.g., if the Trust is required to register as an investment company under the Investment Company Act), or if the Trust’s assets are insufficient to be economically viable to manage.

In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.

If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's assets held by the Gold Custodian or the Cash Custodian (each, a “Custodian” and, collectively, the “Custodians”), the Trust may not be able to recover more than the market value of the assets at the time the loss is discovered. If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected. The Custodian has no obligation to replace any gold lost under circumstances for which the Custodian is liable to the Trust. The Custodian’s liability to the Trust, if any, will be limited to the value of any gold lost, or the amount of any balance held on an unallocated basis, at the time of the Custodian’s negligence, fraud or willful default, or at the time of the act or omission giving rise to the claim for indemnification.

The insurance applicable to assets held by the Cash Custodian may not, by itself, be adequate to cover losses.

Cash equivalents are backed by the full faith and credit of the United States Government. The Trust may be insured against the loss of cash equivalents by the Securities Investor Protection Corporation ("SIPC") subject to applicable SIPC insurance limits. Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Shareholders will be reliant on the adequacy of such insurance, if any, to cover losses. A loss with respect to the Trust's assets that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV and would adversely affect an investment in the Shares. In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Withdrawal from participation by Authorized Participants may affect the liquidity of Shares.

If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Creation Units, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Creation Units, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between Physical Gold and the Shares, which may also affect the trading market and liquidity of the Shares.

Redemption orders for Creation Units may be subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may, in its discretion, suspend the right of redemption or postpone the redemption order settlement date with respect to a Creation Unit for (i) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (ii) such other period as the Sponsor determines to be necessary for the protection of the Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the participant agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaim any liability for any loss or damage that may result from any such suspension or postponement.

An investment in the Shares may be adversely affected by competition from other methods of investing in commodities.

The Trust competes with other financial vehicles, including mutual funds, exchange-traded funds (“ETFs”) and other investment companies, index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares.

Shareholders do not have the rights enjoyed by investors in certain other vehicles.

The Shares have none of the statutory rights normally associated with the ownership of shares of a corporation. However, under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a third party where a Sponsor has failed or refused to institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a Sponsor for violations of fiduciary duties, or on behalf of a statutory trust to recover damages from a third party where a Sponsor has failed or refused to institute proceedings to recover such damages. The Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Trust are not required to pay regular distributions, although the Trust may pay distributions in the discretion of the Sponsor).

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the terms of the instrument governing the statutory trust may restrict the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust's management has refused to do so). The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust, unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 25% of outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is solely responsible for determining the value of the Trust's Physical Gold, cash equivalents and cash, and the Trust's NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Administrator will determine the Trust's holdings of Physical Gold (the “Physical Gold Holdings”), the Trust's holdings of cash equivalents and U.S. dollars (the “Cash and Cash Equivalent Holdings”) and the Trust's NAV at 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day. The Administrator's determination is made utilizing data from the Gold Custodian and Cash Custodian's operations, the LBMA Gold Price and the Cash Equivalents Price. To the extent that the Physical Gold Holdings, the Cash and Cash Equivalent Holdings or the Trust's NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Shareholders may be adversely affected in the event calculation of NAV is suspended.

The Trust may suspend or restrict the determination of NAV, in its sole discretion, if (i) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited, (ii) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (iii) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (iv) any event has occurred and is continuing which may cause the dissolution of the Trust or (v) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV impossible or administratively unfeasible; provided that any suspension of the determination of NAV shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.

Slippage may negatively affect the performance of the Trust.

When buying and selling Physical Gold, slippage (i.e. the difference between the intended target price and the ultimate execution price) may occur. This slippage may negatively affect the performance of the Trust and may result in a deviation of the amount of Physical Gold held by the Trust from the amount otherwise indicated by the Index. Although the Trust will hold Physical Gold in an amount that seeks to closely replicate the Index, and will trade Physical Gold in accordance with this goal, factors such as slippage may negatively impact the ability of the Trust to closely replicate the amount of Physical Gold otherwise indicated by the Index.

Reliance on Service Providers.

The Trust is dependent upon the various Service Providers that are not controlled by the Sponsor or the Trustee. Because the Trust is so reliant on the Service Providers to conduct its business and operations, the error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a Service Provider could have a material adverse effect on the Trust and the Shareholders' investments therein. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the Service Providers.

The Trust's expenses, including Additional Trust Expenses (if any) and the Sponsor's Fee may adversely affect an investment in the Shares.

The Sponsor has contractually assumed the Sponsor-Paid Expenses, which are certain operational and periodic expenses of the Trust. See "The Trust—Trust Expenses." Additional Trust Expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid from the cash on deposit in the Trust's Cash Account, which may adversely affect an investment in the Shares. In addition, the Sponsor may, in its sole discretion, increase the Sponsor's Fee or decrease the Sponsor-Paid Expenses, which may adversely affect an investment in the Shares. Such an increase in the Sponsor's Fee or decrease in the Sponsor-Paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor's Fee in response to competitive pressures from other investment vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor's Fee. A Shareholder may never achieve profits, significant or otherwise, by investing in the Trust. Shareholders will also bear expenses associated with rebalancing the Trust’s investments in Physical Gold, cash and/or cash equivalents to reflect the Physical Gold Component and Cash Weighting of the Index, which will vary depending on the daily realized volatility of the LBMA Gold Price PM and realized volatility measures of the S&P 500 Index and as of the date of this prospectus are expected to amount to less than approximately 0.02% of a Shareholder’s investment in the Trust per annum, assuming the Shareholder’s investment in the Trust is $10,000.

The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator or the Custodians under the Trust Documents.

Under the documents related to and governing the Trust (the "Trust Documents"), each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Gold Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, the Gold Custodian, and the Cash Custodian may require that the assets of the Trust be sold in order to cover losses or liabilities suffered by it. Any sale of that kind would reduce the Trust's NAV and NAV per Share.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of Physical Gold. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s Assets. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's Physical Gold. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Shareholders may be forced to return certain funds in the event the Trust is adjudged insolvent or bankrupt.

Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption.

Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Trust’s third party service providers (including, but not limited to the Calculation Agent, the Administrator, the Custodians and the Transfer Agent) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Shareholders or Authorized Participants to transact business in Shares and Creation Units, respectively, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result.

While the Sponsor has established business continuity plans and systems reasonably designed to detect and prevent such cyber-attacks from being effective, there are inherent limitations in such plans and systems. For instance, it is possible that certain existing risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, the Trust cannot control, or even necessarily influence, the cyber security plans and systems put in place by the Trust’s third party service providers. Since the Trust is dependent upon third party service providers (including the Sponsor) for substantially all of their operational needs, the Trust is subject to the risk that a cyber-attack on a service provider will materially impair their normal operations even if the Trust itself is not subject to such an attack. In addition, a service provider that has experienced a cyber security incident may divert resources normally devoted to servicing the Trust to addressing the incident, which would be likely to have an adverse effect on the Trust’s operations.

The Trust is exposed to various operational risks.

The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of the Exchange, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares, which may limit or prevent the Trust from generating returns corresponding to those of the Index or otherwise expose it to loss.

Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.

The Trust relies on the information and technology systems of the Custodians, the Administrator and, to a lesser degree, the Sponsor, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions which could have a material adverse effect on our record keeping and operations.

The Custodians, the Administrator and, to a lesser degree, the Sponsor, depend upon information technology infrastructure, including network, hardware and software systems to conduct their business as it relates to the Trust. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in loss or unintended disclosure of information or loss or theft of the Trust assets, and could adversely impact the ability of the Trust’s service providers to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, these security measures may not be adequate to protect against all cybersecurity threats.

The Trust is subject to market risk with respect to the gold markets.

Market risk refers to the risk that the market price of Physical Gold held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust's Shares is subject to market risk.

Risk Factors Related to the Gold Market

Substantial sales of gold by central banks, governmental agencies and international institutions could adversely affect an investment in the Shares.

Central banks, other governmental agencies and international institutions buy, sell, and hold gold as part of their reserve assets. This market sector holds a significant amount of gold. Several central banks and multi-lateral institutions have sold portions of their gold reserves in the past years. This can happen unexpected and in times of economic crises. The price of gold may decline which may adversely affect an investment in the Shares.

The price of gold, and in turn, the price of the Shares maybe be adversely affected by sale of other investment vehicles in the market.

The sale of many other investment vehicles, such as equity issues by companies in the gold industry, other exchange-traded funds or products linked to gold, and other securities backed by or linked to gold, maybe adversely affect the price of gold in general. This in turn would adversely affect the price and Net Asset Value of the Shares.

Fluctuations in the price of Physical Gold could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the Physical Gold held by the Trust.

When valuing the Physical Gold held by the Trust, the Trust intends to utilize the LBMA Gold Price. The value of the Shares in part relates directly to the value of the Physical Gold held by the Trust. Several factors may influence the price of Physical Gold, including, but not limited to:

•	Global or regional political, economic or financial events and situations, especially those unexpected in nature;

•	Interest rates in fiat currencies;

•	Currency exchange rates, including the rates at which gold is priced in exchanges and trading venues around the world;

•	Investment and trading activities of large investors, including private and registered trusts, hedge funds and commodity funds, commodity pools, that may directly or indirectly invest in gold;

•	Changes in economic variables such as economic output and growth, and monetary policies;

•	Changes in global gold supply and demand; and

•	Investor and speculator attitude and confidence toward gold.

The Trust's buying and selling activity associated with the issuance of Shares or the rebalancing of the Trust's assets may adversely affect an investment in the Shares.

The Trust's purchase of Physical Gold in connection with the issuance of shares or the rebalancing of the Trust's assets may cause the price of gold to increase, which will result in higher prices for the Shares. Increases in the gold prices may also occur as a result of Physical Gold purchases by other market participants who attempt to benefit from an increase in the market price of gold when Shares are issued, or the Trust rebalances its assets. The market price of gold may therefore decline immediately after Shares are issued or the Trust rebalances its assets. Selling activity associated with sales of Physical Gold from the Trust in connection with the Trust rebalancing its assets may decrease gold prices, which will result in lower prices for the Shares. Decreases in gold prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of Physical Gold by the Trust may have on the price of gold, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for gold at any given time and the sales and purchases by such investment vehicles may impact the price of gold. If the price of gold declines, the trading price of the Shares will generally also decline.

Actual or perceived disruptions in the processes used to determine the LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect an investment in the Shares.

Because the objective of the Trust is to reflect the performance of the Index, the value for which is primarily determined by the price of gold, any disruptions affecting the processes related to how the market determines the price of gold will have an effect on the value of the Shares.

The LBMA Gold Price AM and LBMA Gold Price PM are gold price benchmark mechanisms administered by IBA, an independent specialist benchmark administrator appointed by the LBMA. Twice daily during London business hours, IBA hosts an electronic auction consisting of one or more 30-second rounds.

Investors should keep in mind that electronic markets are not exempt from failures. In addition, electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.

As of the date of this prospectus, the LBMA Gold Price AM and LBMA Gold Price PM have been subjected to the test of actual trading markets for a number of years. As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price AM or LBMA Gold Price PM on any given day. In addition, if a perception were to develop that the LBMA Gold Price AM or LBMA Gold Price PM is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price AM or LBMA Gold Price PM were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the Shares). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time may result in distorted prices and losses on an investment in the Shares that, but for such extraneous events, might not have occurred.

Other effects of disruptions in the determination of the LBMA Gold Price AM or LBMA Gold Price PM on the operations of the Trust include the potential for an incorrect valuation of the Trust’s Physical Gold, an inaccurate computation of the Sponsor’s Fee, and the sales of Physical Gold to cover Trust expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the Shares. The operation of the auction process which determines the LBMA Gold Price is also dependent on the continued operation of the LBMA and the IBA and their applicable systems. The LBMA Gold Price AM and LBMA Gold Price PM are regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”).

As of the date of this prospectus, the Sponsor has no reason to believe that the LBMA Gold Price will not fairly represent the price of the Physical Gold. Should this situation change, the Sponsor expects to use the powers granted by the Trust’s governing documents to seek to replace the LBMA Gold Price with a more reliable indicator of the value of the Physical Gold. There is no assurance that such alternative value indicator will be identified, or that the process of changing from the LBMA Gold Price to a new benchmark price will not adversely affect the price of the Shares.

The Trust will sell assets to pay expenses.

The amount of Physical Gold represented by each Share will decrease over the life of the Trust due to the sales of Physical Gold necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of gold that is reflected in the Trust’s Physical Gold holdings sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Because the Trust does not have any income, it would need to use incoming cash, use cash on hand or sell Physical Gold or cash equivalents to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities may be sales of Physical Gold or cash equivalents held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to use incoming cash, use cash on hand or sell Physical Gold or cash equivalents to pay the Sponsor’s fee. The result of these sales is a decrease in the amount of Physical Gold or cash equivalents represented by each Share. New deposits of gold, received in exchange for new Shares issued by the Trust, do not reverse this trend.

A decrease in the amount of Physical Gold or cash equivalents represented by each Share results in a decrease in its price even if the price of gold has not changed.

An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, may force the Trustee to sell larger amounts of Physical Gold and/or cash equivalents which will result in a more rapid decrease of the amount of Physical Gold, cash and/or cash equivalents represented by each Share and a corresponding decrease in its value.

The Trust is subject to custodial risk.

The value of the Shares will be adversely affected if Physical Gold owned by the Trust is lost or damaged in circumstances in which the Trust is not in a position to recover the corresponding loss.

The Gold Custodian is responsible to the Trust for loss or damage to the Trust’s Physical Gold only under limited circumstances. The Gold Custodian Agreement (defined below) contemplates that the Gold Custodian will be responsible to the Trust only if it acts with negligence, fraud or in willful default of its obligations under the Gold Custodian Agreement. In addition, the Gold Custodian has agreed to obtain insurance that would cover Physical Gold held in allocated form by the Gold Custodian for the Trust for any loss, damage, destruction, misdelivery, or other event occurring that is likely to affect such Physical Gold, subject to the terms of those insurance arrangements. These insurance arrangements do not apply to the Trust’s Physical Gold held in unallocated form, so the Trust may experience losses for which there is no insurance coverage if there is any loss, damage, destruction, misdelivery, or other event affecting such Physical Gold. The Gold Custodian has no obligation to replace any Physical Gold lost under circumstances for which the Gold Custodian is not liable to the Trust. The Gold Custodian’s liability to the Trust, if any, will be limited to the value of any Physical Gold held by the Gold Custodian at the time of the Gold Custodian’s negligence, fraud or willful default.

Any loss of Physical Gold owned by the Trust will result in a corresponding loss in the NAV and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Exchange.

Shareholders and Authorized Participants lack the right under the applicable agreement with a Gold Custodian to assert claims directly against a Gold Custodian, which significantly limits their options for recourse. Claims under the applicable agreement with a Gold Custodian may only be asserted on behalf of the Trust.

The obligations of the Gold Custodian under the Gold Custodian Agreement are governed by English law. The Trust is a Delaware statutory trust. Any U.S., Delaware or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Gold Custodian in a Delaware, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a U.S., Delaware or other court situated in the United States.

In addition, because the Gold Custodian Agreement is governed by English law, any rights which the holders of the Shares may have against the Gold Custodian will be different from, and may be more limited than, those that could have been available to them under the laws of a different jurisdiction. Although the relationship between the Gold Custodian and the Trust is expressly governed by English law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Gold Custodian may be frustrated.

The nature of the Trust’s insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Gold Custodian and any subcustodian expose the Shareholders to the risk of loss of the Trust’s Physical Gold for which no person is liable.

The Trust does not insure its Physical Gold. The Gold Custodian maintains insurance on such terms and conditions as it considers appropriate in connection with its custodial obligations under the Gold Custodian Agreement and is responsible for all costs, fees and expenses arising from the insurance policy or policies. Although the Gold Custodian has agreed to provide the Trust with the proceeds of insurance claims relating to Physical Gold held by the Gold Custodian in allocated form, the Trust does not have the ability to dictate the nature or amount of coverage and such coverage will not apply to Physical Gold held in unallocated form. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance with respect to the Physical Gold held by the Custodian on behalf of the Trust. In addition, the Gold Custodian Agreement does not require any direct or indirect subcustodians to be insured or bonded with respect to their custodial activities or in respect of the Physical Gold held by them on behalf of the Trust. Further, Shareholders’ legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, and any subcustodians is limited. Consequently, there can be no assurance that any losses that may be suffered with respect to the Trust’s Physical Gold will be covered by insurance or can be attributed to a third party who will be liable to the Trust for its loss.

The gold bullion custody operations of the Gold Custodian are not subject to specific governmental regulatory supervision.

The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold. Although the Gold Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Gold Custodian is subject to general banking regulations by U.S. regulators and is generally regulated in the U.K. by the Prudential Regulation Authority and the FCA, such regulations do not directly cover the Gold Custodian’s gold bullion custody operations in the U.K. Accordingly, the Trust is dependent on the Gold Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its gold bullion custody operations in order to keep the Trust’s Physical Gold secure.

Risk Factors Related to the Index

The following discussion of risks relating to the Index should be read together with the description of the Index under "Description of the Index" below, which defines and further describes a number of the terms and concepts referred to below.

The Trust will use the Index to adjust the Trust's allocation among Physical Gold and cash and/or cash equivalents on a monthly basis. The Index is not designed to reflect the actual performance of gold.

The Index is not designed to reflect the actual performance of gold. There can be no assurance that the Index will achieve positive returns. You should not invest in the Shares of the Trust if you seek an investment that is designed to provide a return that meets or approximates the return an investor may achieve by investing directly in gold.

The historical performance of the Index or gold may not be indicative of future results.

There are no assurances that the Index's methodology will be successful. The fact that the Index or a given allocation of gold performed well over any prior period does not mean that such allocation will continue to perform well in the future. Future market conditions may differ from past market conditions, and the conditions that may have caused the favorable historical performance may no longer exist.

On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component and the Cash Weighting utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the daily realized volatility of the LBMA Gold Price PM and realized volatility measures of the S&P 500 Index. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold and cash and/or cash equivalents in order to closely replicate the Index. Neither the historical performance of gold nor that of the Index provides assurance of a profitable measure of future performance. Further, the Index's exposure to Physical Gold might be overweight when the price of gold is falling and underweight when the price of gold is rising. The Index's rebalancing mechanism may cause the NAV per Share to underperform the price of gold.

The Index's performance may be impacted by Choppy Markets.

"Choppy" markets are characterized by short-term volatility and the absence of consistent long-term performance trends. Such market environments make it particularly likely that past performance will be a poor indicator of future performance. Strategies in choppy markets that use historical data as an indicator of future performance are subject to "whipsaws" which occur when the market reverses and does the opposite of what is indicated by past performance. The Index, which uses such historical data as indicators of future performance, may experience significant declines in such markets.

The Index is not diversified, unlike other indices.

The Index is not diversified and is not a complete investment plan. This differs from other indices, which provide a wide range of other exposures. Prospective investors should consult their advisers and make sure their assets are diversified to their risk tolerances they are comfortable with before making an investment in the Trust.

The Index performance may substantially deviate from the goals the Index seeks to achieve.

The Index may be slow to adjust to significant changes in the gold and equity markets. On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component and the Cash Weighting utilizing a mathematically derived non-discretionary and passive rules-based methodology that is based on the daily realized volatility of the LBMA Gold Price PM and realized volatility measures of S&P 500 Index. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold and cash and/or cash equivalents in order to closely replicate the Index. However, there is no guarantee that the Index will successfully achieve its goals. Because the Index uses historical data, there is a time lag associated with the Index's adjustments and developments in the market. Changes in the markets will take time before they are sufficiently reflected in the calculation of the Index and the Trust's allocation of its assets. If the changes in the market result in a significant decline in the value of gold during the intervening period, the Trust may in turn experience a significant decline.

The Index may be adversely affected by the Index Calculation Agent, which does not have an obligation to consider the interests of investors.

While the Sponsor developed the methodology of the Index, the Index Calculation Agent is responsible for the day-to-day implementation of the Index methodology and calculation of the Index. In certain circumstances, the Index Calculation Agent is entitled to exercise discretion in relation to the Index. Such circumstances include instances where unforeseeable circumstances, such as an event constituting a force majeure, necessitate an extraordinary index adjustment and the Index Calculation Agent is not able to contact the Sponsor. The Index Calculation Agent could have an impact, positive or negative, on the level of the Index and the value of your Shares as a result of exercising its discretion. The value of your Shares will not be taken into consideration as the Index Calculation Agent takes actions in respect of the Index.

Notional assets comprise the Index.

The exposures to the Index are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent. Investors will have no claim against any of the assets that comprise the Index because no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest exists.

The Index has a limited operating history and may perform in unanticipated ways.

The Index has limited historical data. The historical data that it does have may not be representative of the Index's potential performance under other market conditions. Past performance should not be considered indicative of future performance.

The Index may be subject to calculation errors or construction flaws, and such calculation errors may have a compounding effect.

Calculation errors may arise during the calculation process due to interpretations of the Index rules, errors or misstatements in the Index rules, flawed input data, or flaws in how the input data is calculated. Errors can happen once, or they can happen on an ongoing basis, and some mathematical, logical, or operational issues may only become apparent at a later date. Because the Index rebalances its weighting of the Physical Gold Component and the Cash Weighting monthly, the impact of such errors may compound. In addition, there may be an extended period of time between when an error occurs and when it is detected, and, depending on the nature of an error, resolving an error may take an extended period of time or, under certain circumstances, an error may not be correctible. Any errors in

Index calculation or Index construction may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.

The Index may be subject to modification from time to time.

The Index may be subject to modification from time to time to address calculation errors, the underlying cause of calculation errors, or changes in the historical data used to calculate the Index. The Trust and its Service Providers may coordinate the implementation of any modification by scheduling it for a particular day. Such modification to the Index may introduce new flaws into the Index or fail to address the flaw that a modification was intended to correct. Modifications that introduce new flaws or fail to address the flaw that a modification was intended to correct may adversely impact trust performance or cause a deviation from the Trust's objective.

If the Index is modified to correct for errors, the Index Calculation Agent will have no obligation to historically restate the Index if the error is corrected on a forward-looking basis.

From time to time the Index may be modified to address calculation errors, the underlying cause of calculation errors, changes in the historical data used to calculate the Index, or for other reasons in the sole discretion of the Index Calculation Agent. In addition, the Sponsor may use a different reference rate for the price of Physical Gold (i.e., a price other than the LBMA Gold Price) and may also use a different reference rate for equity prices (i.e., other than the S&P 500 Index) if it determines in its sole discretion that such a change is in the best interest of the Trust. The Index Calculation Agent will have no obligation to historically restate the Index if such modifications are implemented on a forward-looking basis. Changes to the Index and the lack of an obligation to historically restate the Index may adversely affect the ability for purchasers and their advisors to make investment decisions, Trust performance, allocation of the Trust's assets, and certain performance metrics such as tracking error.

Operational or other data issues may cause a delay in the publication of the Index.

Operational or other data issues may cause the Index to be published late, to be published inaccurately, or to not be published at all. If Index information is not communicated to the parties responsible for the rebalancing, is not communicated accurately, or is communicated in an untimely fashion, the Trust's ability to rebalance may be affected. In addition, such deviations from the standard procedures associated with Index publication also increase the risk of an operational issue on rebalancing. Issues on rebalancing may include a failure to correctly adjust the Trust assets to match the new exposure, the execution of an order in an incorrect quantity or direction in relation to the change in Index exposure, or hurried trading that increases market impact. As a result, historical and live Index data, including Index level, composition, other meta data, derived data, and commentary, that is published on various media platforms, news outlets, websites and social media may be inaccurate, out of date, or be subsequently invalidated or restated. Such operational and other data issues may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.

The Trust’s performance may not always replicate the changes in the levels of the Index (such deviations are also referred to as “tracking error”).

Tracking an Index requires trading of the Trust’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Trust's applicable service providers, among other factors. It is possible that the Trust’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for the Physical Gold, disruptions in the LBMA gold fixing process, the imposition of position limits, or due to other extraordinary circumstances.

In addition, the Trust may not be able to replicate the changes in levels of the Index because the total return generated by the Trust is reduced by expenses, transaction costs, and potential slippage, including those incurred in connection with the Trust’s trading activities, and increased by, as applicable, cash and/or cash equivalent income.

There can be no guarantee that an Index or the underlying methodology is free from error. It is also possible that third parties may seek to manipulate the value of an Index or the Physical Gold which, if successful, would be likely to have an adverse effect on the Trust’s performance.

Risks Factors Related to Cash Equivalents

The value of the Trust's cash equivalents may decline as a result of changes to the financial condition or credit rating of the U.S. government.

Interest rates, maturities, times of issuance and other characteristics of U.S. Treasury obligations may differ from other securities. Similar to other issuers, the value of the Trust's cash equivalents may decline as a result of changes to the financial condition or credit rating of the U.S. government. On August 5, 2011, S&P Global Ratings downgraded U.S. Treasury securities from AAA rating to AA+ rating. The ratings of U.S. government debt obligations are often used as a benchmark for other borrowing arrangements. A further downgrade could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. A downgrade of U.S. Treasury securities from another ratings agency or a further downgrade below AA+ rating by S&P Global Ratings may cause the value of the Trust's cash equivalents to decline.

Increases in the national debt may raise concerns about the ability of the U.S. government to pay its obligations when they are due.

Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities it issues. The total public debt of the U.S. as a percent of GDP has grown rapidly since the beginning of the most recent financial downturn. Although higher debt levels do not necessarily indicate or lead to economic problems, they may create systemic risks if satisfactory debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that the government will not be able to make principal or interest payments when they become due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar, which may lead to inflation, and can prevent the government from implementing effective counter-cyclical fiscal policy in economic downturns.

Risk of investing in the United States.

A decrease in imports or exports, changes in trade regulations and/or an economic recession in the U.S. may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the U.S. are changing many aspects of financial and other regulation and may have a significant effect on the U.S. markets generally, as well as on the value of certain securities. In addition, a continued rise in the U.S. public debt level or U.S. austerity measures may adversely affect U.S. economic growth. The U.S. has developed increasingly strained relations with a number of foreign countries, including traditional allies, such as major European countries, the United Kingdom, Canada and Mexico, and historical adversaries, such as North Korea, Iran, China and Russia. If these relations were to worsen, it could adversely affect securities listed on U.S. exchanges. The U.S. has also experienced increased internal unrest and discord. If this trend were to continue, it may have an adverse impact on the U.S. economy which could adversely affect securities listed on U.S. exchanges.

Tax-Related Risks

The Trust intends to be treated as a partnership for U.S. federal income tax purposes.

The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. The Trust will not be subject to U.S. federal income tax, assuming that the Trust is a partnership. Rather, each Shareholder will be required to take into account on his or its own U.S. federal income tax return his or its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.

Accounting for uncertainty in income taxes.

The Financial Accounting Standards Board has released Accounting Standards Codification Topic 740 ("ASC 740") (formerly known as "FIN 48"), to provide consistent guidance on the recognition of uncertain tax positions. ASC 740 prescribes, among other things, the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statements. A prospective Shareholder should be aware that, among other things,

ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Trust, including reducing the net asset value of the Trust to reflect reserves for income taxes that may be payable in respect of prior periods by the Trust. This could adversely affect certain Shareholders, depending upon the timing of their purchase and withdrawal of Shares.

Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their share of the Trust’s taxable income or even the tax liability that results from such income.

Items of income, gain, loss and deduction with respect to Shares could be reallocated if the IRS does not accept the assumptions or conventions used by the Trust in allocating such items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service (the “IRS”) will successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and/or the Federal Tax Regulations codified under 26 C.F.R. (the “Treasury Regulations”), and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

The Trust is a partnership, which is not subject to U.S. federal income taxes. Rather, the partnership’s taxable income flows through to the Shareholders, who are responsible for paying the applicable income taxes on the income allocated to them. For tax years beginning on or after January 1, 2018, the Trust is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Trust would be conducted at the Trust level, and if the IRS determines an adjustment, the default rule is that the Trust would pay an “imputed underpayment” including interest and penalties, if applicable. The Trust may instead elect to make a “push-out” election, in which case the shareholders for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.

The Trust’s purchases and sales of Physical Gold will be taxed less favorably compared to other types of investments.

Generally, the gains and losses realized by the Trust on the sale of Physical Gold will be capital gains and losses. These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction. Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder. Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. Shareholders who have not received a Schedule K-1 in the past may find that preparing their tax returns may require additional time, or that it may be necessary for them to retain accountants or other tax preparers, at their expense, to assist them in the preparation of their returns.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust’s operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, its affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties:

•	sponsor and its respective affiliates will be indemnified pursuant to the Trust Agreement;

•	allocating resources among different clients and potential future business ventures, to each of which they owe fiduciary duties, is the responsibility of the Sponsor;

•	the Sponsor's respective staff also service affiliates of the Sponsor and its respective clients. Time or resources to the management of the business and affairs of the Trust must be shared with other clients;

•	the Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

•	there has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm's-length negotiation with respect to certain terms of the Trust; and

•	the Sponsor decides whether to obtain third party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See "Description of the Trust Documents—Description of the Trust Agreement."

For a further discussion of the conflicts of interest among the Sponsor, Index Calculation Agent, Custodians, Trust and others, see "The Sponsor - Conflicts of Interest."

Affiliates of the Sponsor may invest in or trade Physical Gold or other gold related investment vehicles.

Affiliates of the Sponsor may have direct investments in Physical Gold or other gold related investment vehicles. To the extent that any substantial investment in gold is initiated or materially changed, such investment may affect the price of gold.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Physical Gold held by the Trust. A substitute sponsor's appointment will not guarantee the Trust's continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the Service Providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any Service Provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any Service Provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investor should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

A lack of regular shareholder meetings and limited voting rights may adversely affect Shareholders.

Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.

No separate counsel; no responsibility or independent verification.

Seward & Kissel LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Gold Custodian, the Cash Custodian, the Index Calculation Agent, the Partnership Representative or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust. This prospectus was prepared based on information provided by the Sponsor, the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent, the Index Calculation Agent, the Partnership Representative and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this prospectus, and Seward & Kissel LLP has not independently verified such information.

The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform.

The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform. The Trust’s operations will be managed by the Sponsor. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares. It is possible that conflicts may arise between the Sponsor, its affiliates, the Trust and its Shareholders. In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties.

The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provisions in the Trust Agreement and will be fully indemnified by the Trust in so doing. This may make it easier for the Sponsor to obtain Shareholder approval of actions that require a Shareholder vote under the Trust Agreement.

The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provisions in the Trust Agreement and will be fully indemnified by the Trust in so doing. The negative consent provisions in the Trust Agreement provide that if the vote or consent of any Shareholder is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in the Trust Agreement, and the vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, unless the Shareholder expresses written objection to the vote or consent within the time period and in the manner provided for in the notice or in the Trust Agreement. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement. This may make it easier for the Sponsor to obtain the consent of the Shareholders for actions that require a Shareholder vote under the Trust Agreement, which include material changes to the Trust’s basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement.

Risk Factors Related to the Exchange

The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact an investor's ability to sell Shares.

The Trust's Shares are listed for trading on the Exchange under the ticker symbol "WGLD". Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. The Exchange may halt trading during the day in which an interruption to the dissemination of the IIV or the value of the Index occurs. If the interruption to the dissemination of the IIV or the value of the Index persists past the trading day in which it occurred, the Exchange will halt trading no later than the beginning of the trading day following the interruption. In addition, if the Exchange becomes aware that the NAV with respect to the Shares is not disseminated to all market participants at the same time, it will halt trading in the Shares until such time as the NAV is available to all market participants. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's shares will continue to be met or will remain unchanged.

Disruptions in the ability to create and redeem Creation Units may adversely affect investors.

It is generally expected that the public trading price per Share will track the NAV per Share closely over time. The relationship between the public trading price per Share and the NAV per Share depends, to a considerable degree, on the ability of Authorized Participants or their clients or customers to purchase and redeem Creation Units in the ordinary course. If the process for creating or redeeming Shares is impaired for any reason, Authorized Participants and their clients or customers may not be able to purchase and redeem Creation Units or, even if possible, may choose not to do so. The inability to purchase and redeem Creation Units, or the partial impairment of the ability to purchase and redeem Creation Units, could result in Shares trading at a premium or discount to the NAV of the Trust. Such a premium or discount could be significant, depending upon the nature or duration of the impairment.

If the Trust were to issue all Shares registered in this offering, it would not be able to create new Creation Units until it registered additional Shares and those additional Shares became available for sale. An inability to create new Creation Units could increase the possibility that the trading price per Share would not track closely the NAV per Share. In addition, the Trust may, in its discretion, suspend the creation of Creation Units. Suspension of creations may adversely affect how the Shares are traded and could cause Shares to trade at a premium or discount to the NAV of the Trust, perhaps to a significant degree.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Shares may be held in cash and will be used to purchase Physical Gold and cash equivalents as determined by the Sponsor in order to track the Index. Proceeds will also be used to pay the Trust’s fees and expenses.

TREATMENT OF CASH EQUIVALENT INTEREST

The Trust's assets, other than Physical Gold, shall consist of cash and/or cash equivalents that will be purchased by the Cash Custodian. Upon the maturity of any cash equivalent, the Trust will receive U.S. dollars representing principal and interest. The portion of the cash that represents interest on the cash equivalents (the "Cash Equivalent Interest") will be allocated to the Cash Account. The Administrator will use the Cash Equivalent Interest to pay, partially or in full, any redemptions, the Sponsor's Fee and Additional Trust Expenses.

OVERVIEW OF GOLD MARKET

Physical Gold

Gold is different than most commodities in that it is typically accumulated rather than consumed. Further, it can be stored at low cost and does not deteriorate, and it is often used as a store of value. It is both used, historically and currently, jewelry and decorative arts, and play a key component in various countries’ official reserves.

The global market in gold includes over the counter (“OTC”), markets in spot, forwards, options and other derivatives, and exchange-traded futures and options.

The OTC market accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. The main centers of the OTC market are London, New York, and Zurich. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.

LBMA is where most OTC trades are cleared through. LBMA acts as the principal point of contract between the market and its regulators. LBMA also coordinates market clearing and vaulting and promotes good trading practices and develops standard documentation.

The term “loco London” refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams – 32.1507465 troy ounces and 1 troy ounce – 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 to 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar by the fineness of the bar. LBMA has 72 accredited Good Delivery gold refiners located in 31 countries. Some of these refiners have suspended production as a result of COVID-19.

LBMA determines gold price twice a day during London trading hours (at 10:30 am and 3:00 pm London time) through an auction which provides reference gold prices for that day’s trading. The LBMA Gold Price was initiated on March 20, 2015 and replaced the prior London Gold Fix. The auction that determines the LBMA Gold Price is a physically settled, electronic and tradeable auction, with the ability to settle trades in U.S. dollars, euros, or British pounds. IBA provides the auction platform and methodology as well as the overall administration and governance for the LBMA Gold Price. LBMA Gold Price auctions have been able to continue during the COVID-19 pandemic. The FCA in the U.K. regulates the LBMA Gold Price.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Trust is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Trust's financial condition or results of operations.

DESCRIPTION OF THE TRUST

General

The Trust is a statutory trust formed under the laws of the State of Delaware, and the Trust Agreement constitutes the "governing instrument" of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust has no fixed termination date. Initially, the registry of Shareholders will be recorded in the books and records of the Trust by the Transfer Agent. Shares issued by the Trust will be held in electronic format through a book entry system.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act.

Purpose of the Trust

The investment objective of the Trust is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component and the Cash Weighting by utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the daily realized volatility of the LBMA Gold Price and realized volatility of the S&P 500 Index. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold in order to closely replicate the Index. In seeking to track the Cash Weighting portion of the Index, the Trust will hold or obtain cash from the sale of Physical Gold or cash equivalents and/or invest in cash equivalents.

Assets of the Trust

The Trust will have no assets other than (a) Physical Gold and (b) cash and/or cash equivalents. The Trust will seek to closely replicate the Index, which is published by the Index Calculation Agent, less the Trust's fees, liabilities and expenses.

The amount of Physical Gold and cash and/or cash equivalents held by the Trust will be determined by the Index. However, because the Trust rebalances monthly, in the periods between such monthly rebalancing, as a result of changes in the value of gold, among other factors, the percentages of Physical Gold relative to the percentages of the other assets of the Trust may diverge from the initial percentages in the Index on the most recent Rebalance Date.

The Trust's assets, other than Physical Gold, shall consist of cash and/or cash equivalents to be purchased by the Cash Custodian. An investor holding cash equivalents does not receive regular interest payments as with a coupon bond, but rather purchases a cash equivalent at a discount to face value and receives the full face-value at the time the cash equivalent matures. See "Treatment of Cash Equivalent Interest" for a description of the treatment of any gains derived by the Trust as a result of its holdings of cash equivalents.

In general, as the LBMA Gold Price becomes more volatile, the Trust will have less exposure to Physical Gold, and conversely, when the LBMA Gold Price becomes less volatile, the Trust will have more exposure to Physical Gold. Such increase or decrease in exposure to Physical Gold or cash equivalents will be effected by (i) the Gold Custodian, pursuant to the instruction of the Sponsor, with respect to Physical Gold, and (ii) the Cash Custodian, pursuant to the instruction of the Sponsor, with respect to cash equivalents.

The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement.

Description of Cash Equivalents

U.S. Treasury securities are debt obligations issued by, and backed by, the full faith and credit of, the U.S. government. U.S. Treasury securities are highly liquid, have low volatility, and generally come in three varieties based on maturity: (i) Treasury bills; (ii) Treasury notes; and (iii) Treasury bonds. To the extent the Trust invests in cash equivalents, the Trust plans to invest in short-term U.S. Treasury securities.

An investor holding cash equivalents does not receive regular interest payments as with a coupon bond, but rather purchases a cash equivalent at a discount to face value and receives the full face-value at the time the Cash equivalent matures. The interest rate earned on cash equivalents is equal to the difference between the purchase price and maturity value, divided by the maturity value. Similar to other debt securities, cash equivalent prices fluctuate in value due to many factors, which may include macroeconomic conditions, monetary policy, and supply and demand. Generally, cash equivalents with longer maturity periods will pay a higher yield. For a description of Physical Gold, see "Overview of Gold Market."

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. The Shares may be purchased or redeemed on a continuous basis, but only from Authorized Participants in blocks of 10,000 Shares called “Creation Units.” Individual Shares may not be purchased from or redeemed by the Trust. Shareholders that are not Authorized Participants may not purchase or redeem Creation Units from the Trust.

Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

See "Book-Entry-Only Shares" below for more details.

Trust Authorization

The Trust will be authorized to (i) issue Shares for U.S. dollars, (ii) purchase Physical Gold and/or cash equivalents, from net proceeds received in connection with the issuance of Shares, (iii) pay the Sponsor's Fee and any Additional Trust Expenses in U.S. dollars and sell cash equivalents and/or Physical Gold as may be necessary to pay the Sponsor's Fee and any Additional Trust Expenses, (iv) rebalance (which may including buying and/or selling Physical Gold and/or cash equivalents) the Trust's holdings in Physical Gold, cash and/or cash equivalents on each Rebalance Date in order to closely replicate the Index, (v) create and redeem Creation Units (and therefore may sell Physical Gold and cash equivalents as necessary) upon receiving a redemption request from an Authorized Participant, (vi) cause the Sponsor to sell Physical Gold and cash equivalents upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders with the remaining assets of the Trust after payment of all outstanding fees and expenses of the Trust and (vii) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith. The Trust is passive and is not actively managed like a corporation or an active investment vehicle.

The Patented Methods

Wilshire Phoenix, LLC has filed patent application(s) with the United States Patent and Trademark office with respect to certain characteristics of the Trust and the Shares and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC.

Trust Expenses

Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of [ ] basis points ([ ]%) to the Trust's NAV (the "Sponsor's Fee"). The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's

NAV as of the related Determination Date (as defined below). The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

As consideration for the Sponsor's receipt of the Sponsor's Fee, the following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to fees and expenses associated with the Trust's monthly rebalancing between Physical Gold, cash and/or cash equivalents, commissions and/or exchange fees associated with the buying and selling of Physical Gold and fees and expenses associated with buying and selling cash equivalents for the Trust, fees and expense reimbursements due to the Marketing Agent taxes and governmental charges, the Trust's regulatory fees and expenses (including any filings applications or licenses), any applicable license fees, printing and mailing costs, costs of maintaining the Trust's website, fees and expenses of redemptions, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust. See "Expenses – Additional Trust Expenses" below.

The Administrator, acting pursuant to instructions from the Sponsor, will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, each sale of Physical Gold to pay the Sponsor's Fee any Additional Trust Expenses, redemptions or any other expenses of the Trust that are then due and owing will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."

Rebalancing of the Trust's Assets

On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold, cash and/or cash equivalents in order to closely replicate the Index. In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the percentage weight of the Physical Gold Component and the Cash Weighting as of the Determination Date to the Administrator and the Sponsor. Thereafter the Sponsor, based on information provided by the Administrator and the Index Calculation Agent, shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Rebalance Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to determine (i) the amount of cash equivalents to purchase or sell, and (ii) the amount of Physical Gold to purchase or sell.

The Sponsor, on each Rebalance Date, shall instruct the Gold Custodian and the Cash Custodian, respectively, to purchase and/or sell Physical Gold and/or cash equivalents, as applicable. The Sponsor may, in its discretion, instruct the Cash Custodian to sell some or all of the Trust's cash equivalents prior to the Rebalance Date in order to reduce operational inefficiency and complexity on a Rebalance Date. The Administrator shall, on the Rebalance Date, instruct the Cash Custodian to pay amounts due and payable by the Trust as of the Determination Date; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

The Sponsor may exercise discretion in connection with the amount of cash, cash equivalents and Physical Gold to hold, purchase and/or sell on each Rebalance Date compared to their weightings in the Index, based on market value fluctuations or other factors occurring between the Determination Date and the Rebalance Date, in order to have the assets of the Trust more closely replicate the Index on such Rebalance Date and shall have no liability in connection therewith so long as it has exercised such discretion in good faith. The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect the purchases, sales and/or payments contemplated on the Rebalance Date, provided that if any such purchases, sales and/or payments are unable to be made on the Rebalance Date, such purchases, sales and/or payments shall be made as soon as practicable thereafter.

Security Ownership of Management

As of the date of this prospectus, the Sponsor, Trustee and the Sponsor’s management did not own any Shares as the Trust has not yet commenced operations.

Management; Voting by Shareholders

The Shareholders of the Trust take no part in the management or control, and have no voice in the operations or the business of the Trust. Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).

The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. The negative consent provisions in the Trust Agreement provide that if the vote or consent of any Shareholder is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in the Trust Agreement, and the vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, unless the Shareholder expresses written objection to the vote or consent within the time period and in the manner provided for in the notice or in the Trust Agreement. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement.

The Trust Agreement can be amended by the Sponsor without the Trustee's or the Shareholders' consent, provided that (i) no such amendment may be made if it would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes, (ii) any amendment that adversely affects the duties, liabilities or rights of the Trustee shall also require the Trustee's prior written consent, which it may grant or withhold in its sole discretion and (iii) any amendment that appoints a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor) or makes any material change to the Trust's basic investment policies, shall also require the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates, in the case of an amendment that appoints a new sponsor) as of the Record Date or the date that the action appointing a new sponsor is taken.

Possible Repayment of Distributions Received by Shareholders and Other Payments by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest including any appreciation in their investments. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, each Authorized Participant agrees in the Trust Agreement to reimburse the Trust for any taxes and governmental charges and fees payable in connection with the issuance and delivery of Creation Units, which costs may be passed on to any Shareholder(s) through which the Authorized Participant is acting.

DESCRIPTION OF THE INDEX

General

The Wilshire Gold Index is based on a notional component and is not an investment product. The Index is calculated and published by Solactive AG (the "Index Calculation Agent"). The level of the Index is published on each Business Day at approximately 5:00 p.m. (New York City time) and will be available through various market data vendors, and available on Bloomberg LP and Thompson Reuters Company under the ticker “WGIX”.

The Index has a notional component representing Physical Gold (the "Physical Gold Component") and a cash weighting to the extent that less than 100% of the Index is comprised of the Physical Gold Component (the "Cash Weighting"). In seeking to track the Cash Weighting portion of the Index, the Trust will invest in cash and/or cash equivalents.

On each “Determination Date” (the second Business Day prior to a Rebalance Date), the Index Calculation Agent calculates the new weighting of the Physical Gold Component utilizing a mathematically derived, non-discretionary and passive rules-based methodology that will apply on the Rebalance Date. This methodology adjusts the Index’s exposure to Physical Gold depending on the realized volatility of the LBMA Gold Price PM and realized volatility of the S&P 500 Index utilizing a look-back period, among other parameters. The Index Calculation Agent’s determination of the new weight for the Physical Gold Component will be based on the immediately preceding period’s LBMA Gold Price PM and realized volatility of the S&P 500 Index.

The new percentage weighting for the Physical Gold Component will generally be lower than the prior month if realized volatility is higher than during the previous calculation, and vice versa. In addition, during increased realized volatility within the S&P 500 Index, the Index is designed to calculate a higher weighting for the overall exposure to gold. The weightings of the Physical Gold Component and the Cash Weighting will never be negative. The weighting for the Physical Gold Component will not exceed 100%. The combined weightings of the Physical Gold Component and the Cash Weighting will always sum to 100%, and if the weighting of the Physical Gold Component is 100%, then the Cash Weighting will be zero. The calculated weighting for the Physical Gold Component on each Rebalance Date will not be less than 50%.

On each Rebalance Date, the changes to the weightings of the Physical Gold Component and the Cash Weighting as calculated on the Determination Date will be effective for the Index, and the Trust will rebalance its assets in order to closely replicate the new weightings in the Index. The Index’s weight for the Physical Gold Component is always positive and therefore represents a long position in Physical Gold to the extent of the percentage of Physical Gold represented in the Index. Historically, price returns of the Index exhibit high correlation to the returns of gold as represented by the LBMA Gold Price PM. In periods where the weight of the Physical Gold Component is less than 100%, it is expected that the daily Index price movement will be in the same direction as the daily LBMA Gold Price PM movement, albeit to a lesser extent. The Trust’s daily performance is expected to exhibit the same relationship to the price of the LMBA Gold Price PM to the extent that the Trust’s daily performance tracks that of the Index.

Index Components

Physical Gold Component

The Physical Gold Component of the Index is a notional component representing Physical Gold. For more information about Physical Gold, see "Overview of Gold Market" in this prospectus.

The price of Physical Gold used to determine the weighting of the Physical Gold Component of the Index, as well as the value of Physical Gold held by the Trust, will be based on the LBMA Gold Price PM. If such day’s LBMA Gold Price PM is not available, the LBMA Gold Price AM is used. If no LBMA Gold Price is available for the day, the Administrator values the Trust’s gold based on the most recently announced LBMA Gold Price PM or LBMA Gold Price AM.

Cash Weighting

The Cash Weighting of the Index is intended to represent cash. In seeking to track this portion of the Index, the Trust will invest in cash and/or cash equivalents.

CALCULATION OF THE TRUST'S NAV

The Trust will have no assets other than (a) Physical Gold and (b) cash and/or cash equivalents. The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. Accordingly, the Trust's NAV and NAV per Share are tracked, in part, by reference to the LBMA Gold Price.

The Trust's Physical Gold and cash equivalents are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP"). The Trust's NAV will be determined by the Administrator, on a GAAP basis, on each Business Day as of 4:00 p.m., (New York City time) or as soon thereafter as practicable.

The Trust's NAV shall be equal to the sum of the value of the Physical Gold Holdings and the Cash and Cash Equivalent Holdings, less the expenses and liabilities of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price PM, except as noted below.

The Administrator will determine the fair value of cash equivalents based on the price of each cash equivalent held by the Trust plus any cash, which will be held in U.S. dollars, as of 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day.

Under certain special circumstances, which are described in detail below under "Description of the Shares—Suspension Events", the Trust can temporarily suspend or restrict the determination of NAV.

The Administrator generally values the Physical Gold held by the Trust using that day’s LBMA Gold Price PM. If there is no LBMA Gold Price PM on any day, the Administrator is authorized to use that day’s LBMA Gold Price AM, or the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. LBMA Gold Price is the price per troy ounce, in U.S. dollars, of unallocated gold delivered in London determined by IBA following an electronic auction consisting of one or more 30-second rounds starting at 10:30 a.m. (London time) (in the case of LBMA Gold Price AM) or 3:00 p.m. (London time) (in the case of LBMA Gold Price PM) on each day that the London gold market is open for business, and published shortly thereafter. At the start of each round of auction, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (i.e., how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 10,000 troy ounces for gold). If the imbalance is outside the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Gold Price AM or LBMA Gold Price PM, as appropriate, for that day. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in), and the net volume for each participant trades at the final price. The prices during the auction are determined by an algorithm that takes into account current market conditions and activity in the auction. Each auction is actively supervised by IBA staff. As of the date of this prospectus, information publicly available on IBA’s website indicates that the direct participants currently qualified to submit orders during the electronic auctions used for the daily determination of the LBMA Gold Price are Bank of China, Bank of Communications, Coins ‘N Things Inc., Goldman Sachs, HSBC Bank USA NA, Industrial and Commercial Bank of China (ICBC), INTL FCStone, Jane Street Global Trading, LLC, JPMorgan Chase Bank N.A., Koch Supply and Trading LP, Marex Financial Limited, Morgan Stanley, Standard Chartered Bank, The Bank of Nova Scotia and Toronto Dominion Bank.

Once the value of the Trust’s Physical Gold has been determined, the Administrator subtracts all accrued fees, expenses and other liabilities of the Trust from the total value of the Physical Gold and all other assets of the Trust. The resulting figure is the NAV of the Trust. The Administrator determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding on the day the computation is made.

VALUATION OF THE TRUST'S PHYSICAL GOLD HOLDINGS

The Administrator will evaluate the Physical Gold held by the Trust and determine the Trust's Physical Gold Holdings in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's Physical Gold and the Trust's Physical Gold Holdings calculations.

On each Business Day at 4:00 p.m. (New York City time), or as soon thereafter as practicable (the "Evaluation Time"), the Administrator will evaluate the Physical Gold held by the Trust and calculate and publish the Trust's Physical Gold Holdings. To calculate the Trust's Physical Gold Holdings, the Administrator will:

1.	Determine the LBMA Gold Price—see “Calculation of the Trust's NAV”; and

2.	Multiply the LBMA Gold Price by the amount of Physical Gold owned by the Trust as of the Evaluation Time on such day.

The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

VALUATION OF THE TRUST'S CASH AND CASH EQUIVALENT HOLDINGS

The Administrator will evaluate the amount of cash equivalents and U.S. dollars held by the Trust and determine the Trust's Cash and Cash Equivalent Holdings in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to valuation of the Trust's cash equivalents and U.S. dollars and the Trust's Cash and Cash Equivalent Holdings calculations.

On each Business Day at the Evaluation Time, the Administrator will evaluate the cash equivalents and U.S. dollars held by the Trust and calculate and publish the Trust's Cash and Cash Equivalent Holdings. To calculate the Trust's Cash and Cash Equivalent Holdings, the Administrator will:

1.	Determine the price of each cash equivalent held by the Trust; and

2.	Add any U.S. dollars held by the Trust.

The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

THE SPONSOR

Responsibilities of the Sponsor

The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Gold Custodian and the Cash Custodian, respectively, to purchase and/or sell Physical Gold and/or cash equivalents, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co.at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require. For a description of the book-entry process, please see "Book-Entry Only Shares" below.

The Sponsor serves as the Trust’s sponsor. The Sponsor was formed on May 14, 2018.

The Sponsor's Fee

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. A portion of the Sponsor's Fee will be used by the Administrator to pay the Sponsor-Paid Expenses. See "The Trust—Trust Expenses."

Policies and Procedures of the Sponsor

The Sponsor has implemented a disaster recovery plan, along with a subsequent business continuity plan, each aimed at protecting the assets of the Trust and the information provided to the Sponsor and ensuring continuity in the transition time occurring after a disruptive or catastrophic event. Each of the disaster recovery plan and business continuity plan use the methodology and/or framework of the Committee of Sponsoring Organizations (COSO).

The Sponsor is subject to an Anti-Money Laundering Program (the "AML Program"). This AML Program requires the Sponsor to complete a comprehensive money laundering risk assessment to identify and analyze specific risk categories. The AML Program also requires the Sponsor to perform certain customer identification, due diligence and transaction reporting procedures. The AML Program also requires the Sponsor to abide by certain recordkeeping requirements and share certain information with government agencies and other financial institutions.

Conflicts of Interest

The Sponsor may allocate its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor may also service other affiliates of the Sponsor and its respective clients. By purchasing the Shares, each Shareholder agrees that (i) the Sponsor and its professional staff are not required to devote its or their respective time or resources exclusively to the management of the business and affairs of the Trust and may engage in other business interests and activities similar to or in addition to those relating to the activities to be performed for the Trust and (ii) the officers of the Sponsor may buy or sell Physical Gold and/or cash equivalents for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust. In the event that the Sponsor, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Shareholders for so acting. Every Shareholder, by virtue of having purchased or acquired a Share, will be deemed to have consented to such conflicts of interest.

Voluntary Withdrawal of Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days' prior written notice to all Shareholders and the Trustee. Following receipt of such notice, Shareholders holding Shares equal to at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.

Merger or Corporate Reorganization of Sponsor

To the fullest extent permitted by law, nothing in the Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. The resulting, surviving or transferee entity shall, without any further act, be the successor Sponsor under the Trust Agreement and related documents. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal.

Executive Management of the Sponsor

Below are the biographies of each of the Partners of the Sponsor:

William Joseph Herrmann, 38, is the Founder and Managing Partner of Wilshire Phoenix Funds. Mr. Herrmann began his career at BNY Mellon and served on several global teams throughout his 10+ year tenure, most recently as Vice President of Dealing and Trading. Mr. Herrmann led cross-functional teams across geographies in closing of 100+ diverse corporate banking transactions and managed a credit risk portfolio of over $10 billion. Mr. Herrmann holds a Bachelor of Science in Finance from Clarion University of Pennsylvania and a Master of Science in Risk Management from New York University. In addition to his responsibilities at Wilshire Phoenix, Mr. Herrmann is the Director of New York for the Hedge Fund Association and proudly serves as a Member of the Board of Directors for the National Multiple Sclerosis Society.

William Cai, 42, is a Principal and Partner and the head of Wilshire Phoenix Funds. Before joining Wilshire Phoenix, Mr. Cai was a trader at J.P. Morgan for over 10 years, managing multi-billion-dollar risk books across asset classes in credit, equities, and most recently in commodity futures. He held a position of Executive Director and in addition to his trading responsibilities, managed teams, oversaw various projects, and had extensive experience with regulatory and legal issues in the financial space. He holds a Bachelor of Arts in Physics from Harvard University, and a Master of Science in Mathematics in Finance from New York University.

Alexander Chang, 32, is a Principal and Partner of Wilshire Phoenix Funds. Before joining Wilshire Phoenix, Mr. Chang was employed at J.P. Morgan for 8 years. He most recently served as a Vice President at J.P. Morgan, during which time he structured both linear and non-linear equity as well as cross asset derivative transactions for a global institutional investor base. The underlying exposure merged a broad spectrum of proprietary quantitative strategies. While at J.P. Morgan, Mr. Chang also traded multiple sector pods on the high frequency electronic options market making desk. Mr. Chang was a registered stockbroker and trader, holding Series 7, 55 and 63 registrations. Mr. Chang graduated from the Columbia University School of Engineering and Applied Sciences with a Bachelor of Science in Applied Mathematics.

Garrette David Victory Furo, CAIA, 27, is a Principal and Partner of Wilshire Phoenix Funds. Mr. Furo began his career in financial technology and decentralized finance and has supported family offices, wealth managers and numerous ventures on related concepts. Previous to his tenure in decentralized finance, Mr. Furo was a neurobiology researcher at Columbia University Medical School. Mr. Furo holds a molecular biology and alternative investments dual degree from Hampshire College and is a recognized member of the Chartered Alternative Investment Analyst (CAIA) association. Additionally, Mr. Furo holds a board seat at Regen Network, a Techstars backed blockchain for ecological auditing.

The Sponsor's resources may be allocated in the future to potential additional business ventures. Notwithstanding the foregoing, the Sponsor intends to devote, and to cause its officers, members and employees to devote, sufficient time and resources to properly manage the Trust in accordance with their respective duties to the Trust under the Trust Agreement.

It is possible that the officers of the Sponsor may trade Physical Gold and other gold related investments and/or cash equivalents for their own personal trading accounts during the existence of the Trust. No Shareholders shall be entitled to review or have access to the trading records of the officers of the Sponsor.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 10,000 Shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Creation Unit and are subject to an additional processing charge for failure to timely deliver such orders. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Trust to other investors. The transfer of Creation Units is only made in exchange for the delivery to the Trust or the distribution by the Trust of the cash, the amount of which is based on the combined NAV determined on the day the order to create or redeem Creation Units is properly received of the number of Shares included in a Creation Unit (each, a “Basket”). Creations of Baskets may only be settled after the requisite cash is deposited in the Cash Account of the Trust.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be (i) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (ii) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Trust and the Sponsor. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the Marketing Agent, the Administrator or the Transfer Agent, without consent from any Shareholder or Authorized Participant. The Authorized Participant Agreement may be amended by the Sponsor only with the consent of the Authorized Participant, while the procedures attached thereto may be amended with notice to the Authorized Participant. Shareholder consent is not required in either case. To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units.

Authorized Participants who purchase Creation Units from the Trust receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are able to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Authorized Participants must be (i) a DTC Participant; (ii) registered as a broker-dealer under the Exchange Act and regulated by Financial Industry Regulatory Authority, or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not be required to be so regulated or registered; and (iii) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•	any breach by the Sponsor, the Trust, or any of their respective agents or employees, of any provision of the Authorized Participant Agreement, including any representations, warranties and covenants by any of them or the Trust therein or in the Officer’s Certificate (as defined in the Authorized Participant Agreement);

•	any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the Authorized Participant Agreement;

•	any failure by the Sponsor to comply with applicable laws and regulations in connection with the Authorized Participant Agreement, except that the Sponsor will not be required to indemnify a Sponsor Indemnified Party (as defined in the Authorized Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Sponsor Indemnified Parties or the negligence or willful malfeasance of any Sponsor Indemnified Party;

•	any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC, or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the registration statement or the prospectus.

As provided in the Authorized Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Creation Procedures

On any Business Day (other than Business Days on which the LBMA Gold Price PM or other applicable benchmark price is not announced), an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. For purposes of the creation and redemption process, a “Business Day” is defined as any day other than: (i) a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Sponsor or its designee, on which the Sponsor or its designee is scheduled to be open for business; or (ii) a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed. Orders are not accepted on a particular Business Day if the LBMA Gold Price PM or other applicable benchmark price is not announced on that Business Day. Creation orders must be placed by 9:15 a.m. (New York City time). The Business Day on which the Transfer Agent receives a valid creation order is the creation order date. The Business Day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to two Business Days after the creation order date. By placing a creation order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Creation Units are issued on the creation order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the creation order date at the applicable NAV per Share on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two Business Days after the creation order date. By placing a creation order, and prior to receipt of the Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Creation Unit is an amount of cash equal to the NAV of 10,000 Shares of the Trust on the creation order date.

Because orders to purchase Creation Units must be placed by 9:15 a.m. (New York City time) but the total payment required to create a Creation Unit will not be determined until as of 4:00 p.m. (New York City time) on the Business Day the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Creation Unit at the time they submit the creation order for the Creation Unit. The Trust’s NAV and the total amount of the payment required to create a Creation Unit could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The Sponsor or the Transfer Agent may reject a creation order if:

•      The Sponsor or the Transfer Agent determines that the creation order is not in proper form;

•      Acceptance or receipt of the creation order would be unlawful in the opinion of Sponsor’s counsel;

•      The Sponsor believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Trust or its Shareholders; or

•      Circumstances outside the control of the Sponsor or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Creation Units.

The Sponsor will not be liable for the rejection of any creation order.

The Trust also may not be able to create new Creation Units at any time if there is an insufficient amount of Shares registered in this offering or if another legal or operational impediment to creating new Creation Units arises.

The Sponsor may, in its discretion, suspend creations, or postpone the Purchase Order settlement date, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day (other than Business Days on which the LBMA Gold Price PM or other applicable benchmark price is not announced), an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed by 9:15 a.m. (New York City time). Orders are not accepted on a particular Business Day if the LBMA Gold Price PM or other applicable benchmark price is not announced on that Business Day. The day on which the Sponsor receives a valid redemption order is the redemption order date. The Business Day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to two Business Days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Creation Units.

Individual Shareholders may not redeem directly from the Trust. Instead, individual Shareholders may only redeem Shares in an amount equal to one or more whole Creation Units and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than the redemption order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Sponsor to agree to a redemption order settlement date up to two Business Days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of cash. The amount of cash included in a redemption is equal to the NAV of the number of Creation Unit(s) of the Trust requested in the Authorized Participant’s redemption order on the redemption order date. The Trust will distribute the cash redemption amount by 4:00 p.m. (New York City time) on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant by 4:00 p.m. (New York City time) on the redemption order settlement date if, by such time, the Trust’s DTC account has been credited with the Creation Units to be redeemed. If the Trust’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Trust’s DTC account by 4:00 p.m. (New York City time) on such next Business Day. Any further outstanding amount of the redemption order will be cancelled. The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Trust’s DTC account by 4:00 p.m. (New York City time) on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book entry system on such terms as the Sponsor may determine from time to time.

Suspension, Postponement or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date (i) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (ii) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement. The Sponsor or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets. The Sponsor will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until 30 days after the date of the notice.

THE TRUSTEE

General

Delaware Trust Company is the trustee of the Trust pursuant to the terms of the Trust Agreement. The Trustee is unaffiliated with the Sponsor.

Duties of the Trustee

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and management of the Trust are limited to its express obligations under the Trust Agreement.

Liability of the Trustee

The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Gold Custodian, Cash Custodian or any other person.

Trustee's Fee and Indemnity

The Trustee will be compensated by the Trust, out of the Sponsor's Fee, for the Trustee's fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

Resignation or Removal of the Trustee

The Trustee is permitted to resign upon at least thirty (30) days' notice to the Trust and the Sponsor, however such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' notice. If the Trustee resigns and no successor trustee is appointed within forty-five (45) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.

THE GOLD CUSTODIAN

General

JPMorgan Chase Bank, N.A., will serve as the Gold Custodian under and pursuant to the terms and provisions of the agreements between the Trust and the Gold Custodian relating to Physical Gold held on an allocated and unallocated basis (collectively, the "Gold Custodian Agreement"). The Gold Custodian serves as a fiduciary and custodian on the Trust's behalf, and the Physical Gold in the Trust's account maintained by the Gold Custodian are considered fiduciary assets that remain the Trust's property at all times.

Duties of the Gold Custodian

The Gold Custodian is responsible for receiving and safekeeping the Trust’s Physical Gold. The Custodian will store Physical Gold in its own vaulting facilities, generally in London, New York, or such other locations where the Gold Custodian may maintain vaulting facilities from times to time. The Gold Custodian may appoint subcustodians from time to time for the custody and safekeeping of Physical Gold, but the Gold Custodian remains liable for the custody and safekeeping of Physical Gold.

The Gold Custodian holds Physical Gold for the account of the Trust on an allocated basis (i.e., numbered gold bars held in the Gold Custodian’s nominated vaults are identified in the Gold Custodian’s records as belonging to the Trust), except where Physical Gold is held in an unallocated account in the circumstances noted below (collectively, the allocated and unallocated accounts are referred to as the “Gold Account”). The Gold Custodian may hold Physical Gold for the account of the Trust on an unallocated basis to the extent that the Physical Gold held is less than a whole bar or in connection with transfers of Physical Gold to settle purchases and sales. However, the Gold Custodian must allocate whole gold bars to the Gold Account so that no Physical Gold in whole bar form is held for the Trust’s account on an unallocated basis at the end of each Business Day of the Gold Custodian. The Trust receives daily reports regarding transfers of Physical Gold into and out of the Gold Account. All transfers into and out of the Gold Account can only be made upon receipt of, and in accordance with, instructions given by authorized persons of the Trust to the appropriate personnel at the Gold Custodian. Such instructions may only be given by SWIFT transmission or by such other means (if any) as are specified in the Gold Custodian Agreement.

The Gold Custodian has agreed to maintain insurance in support of its custodial obligations under the Gold Custodian Agreement, including covering any loss of Physical Gold held in allocated form. In the event of loss of or damage to the Trust’s Physical Gold held in allocated form, or another event occurring which is likely to affect the Trust’s Physical Gold held in allocated form, the Gold Custodian will file claims with its insurer or elect to reimburse the Trust from its own funds. After the resolution of any claim filed by the Gold Custodian under a relevant insurance policy relating to such Physical Gold, the Gold Custodian will forward any proceeds that it receives from its insurer to the Trust.

A summary of the material terms of the Gold Custodian Agreement appears in the “Description of the Trust Documents” section of this prospectus.

Verification of Physical Gold Held by the Gold Custodian or a Subcustodian

The Gold Custodian has agreed to grant to the Trust’s officers and properly designated representatives and the Auditor access to the Gold Custodian’s or a subcustodian’s records for the purpose of confirming the content of those records. Upon at least ten days’ prior notice, any such officer or properly designated representative, the Auditor for the Trust and any person designated by any regulatory authority having jurisdiction over the Trust is entitled to examine, on the Gold Custodian’s or subcustodian’s premises, the Physical Gold held by the Gold Custodian or subcustodian.

Gold Custodian's Fee

The Gold Custodian will be compensated out of the Sponsor's Fee for the Gold Custodian's services under the Gold Custodian Agreement.

THE CASH CUSTODIAN

General

The Bank of New York Mellon will serve as the Trust's Cash Custodian under the Trust Agreement and pursuant to the terms and provisions of the Cash Custody Agreement.

Duties of the Cash Custodian

Under the Cash Custody Agreement, the Cash Custodian will be responsible for administering and maintaining the Cash Account in which the Cash Custodian will hold cash equivalents and U.S. dollars in the name of the Trust. The Cash Custodian will purchase and sell cash equivalents pursuant to the instruction of the Sponsor.

A summary of the material terms of the Cash Custody Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.

Cash Custodian's Fee

The Cash Custodian will be compensated out of the Sponsor's Fee for the Cash Custodian's services under the Cash Custody Agreement.

THE ADMINISTRATOR

General

The Bank of New York Mellon, will serve as the Administrator of the Trust pursuant to the terms and provisions of the Trust Administration and Accounting Agreement (the “Administration Agreement”).

Duties of the Administrator

The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust. The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) providing information to the Sponsor in order for the Sponsor to determine the monthly rebalancing of the Trust's holdings in Physical Gold, cash and/or cash equivalents on each Rebalance Date, (iii) evaluating the Physical Gold Holdings and the Cash and Cash Equivalent Holdings, determining the Trust's NAV and the NAV per Share and preparing daily reports, and (iv) maintaining books and records on behalf of the Trust.

A summary of the material terms of the Administration Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.

Administrator's Fee

The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's fees.

THE TRANSFER AGENT

General

The Bank of New York Mellon will act as transfer agent and registrar for the Shares, pursuant to the terms and provisions of the Transfer Agency and Service Agreement (the “Transfer Agency Agreement”).

Duties of the Transfer Agent

The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with the Marketing Agent and DTC as necessary. The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of each Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Administrator and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust.

A summary of the material terms of the Transfer Agency Agreement appears in the “Description of the Trust Documents and Material Contracts” section of this prospectus.

Transfer Agent's Fee

The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.

CONFLICTS OF INTEREST

General

There are present and potential conflicts of interest in the Trust's structure and operation that you should consider before purchasing Shares, and the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be reliant on the good faith of the respective parties resolve a conflict of interest equitably. Although the Sponsor expects to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to adequately resolve these conflicts, and the Trust, the NAV of the Shares and the market price of the Shares may be adversely affected.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor allocates its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and its respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

The Trust Agreement provides that in the case of a conflict of interest between the Sponsor or any of its affiliates, on the one hand, and the Trust or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor.

Proprietary Trading/Other Clients

The officers of the Sponsor may trade Physical Gold or other gold related investments for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust.

DESCRIPTION OF THE SHARES

General

Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

The Shares are expected to be listed on the Exchange and trade under the ticker symbol "WGLD".

Distributions

Shareholders shall only be entitled to distributions in respect of their Shares upon termination of the Trust. If the Trust is terminated, it will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")). If the Trust is terminated, the Sponsor or the Liquidating Trustee, as applicable, will cause any Physical Gold and cash equivalents then held by the Trust to be liquidated in an orderly fashion. The proceeds of such liquidation, plus any other U.S. dollars held by the Cash Custodian in the Cash Account, less (i) any amounts required to satisfy all outstanding liabilities of the Trust, and (ii) any amounts reserved for the payment of applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor and/or Trustee shall determine shall, on a pro rata basis, be distributed to the Shareholders. See "Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust".

Entitlements

The Trust is a Delaware statutory trust and not a corporation, and the Shares are different than shares of a corporation. This means that Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends. Shareholders, however, shall be entitled to vote on specified matters relating to the Trust and Trust Agreement as more fully set forth in the Trust Agreement. See "Description of the Shares—Voting and Consent Rights" below.

In addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Voting and Consent Rights

Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor), or make any material change to the Trust's basic investment policies or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).

Shareholder Indemnity

The Trust Agreement will provide that Shareholders indemnify the Trust for any harm suffered by it as a result of Shareholders' actions unrelated to the activities of the Trust.

Suspension Events

Pursuant to the Trust Agreement, the Trust may suspend Redemption Orders, the payment of redemption proceeds or the determination of NAV in the case of any of the following events until such time as the event has passed (each, a "Suspension Event"):

(a) when a redemption would result in a violation by the Trust or the Sponsor or any of its other respective affiliates of the securities laws of the United States or any other applicable jurisdiction or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates as evidenced by an opinion of counsel;

(b) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited;

(c) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder;

(d) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason;

(e) any event has occurred and is continuing which may cause the dissolution of the Trust;

(f) the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or

(g) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV or redemption impossible or impracticable; provided that any determination of NAV or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.

EXPENSES

Sponsor's Fee

Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee. The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of [ ] basis points ([ ]%) to the Trust's NAV. The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account.

To pay the Sponsor's Fee, the Cash Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above. Any Sponsor-Paid Expenses will be netted out of the Sponsor's Fee, and the Cash Custodian will, pursuant to the instruction of the Administrator, directly pay the recipients of such amounts. After netting such Sponsor-Paid Expenses, the Administrator shall instruct the Cash Custodian to pay the remaining amount of the Sponsor's Fee to the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

Sponsor-Paid Expenses

The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Partnership Representative Fee, and the Trust's audit fees (including any fees and expenses associated with tax preparation) (the "Sponsor-Paid Expenses").

Additional Trust Expenses

The Trust is required to pay certain other fees and expenses that are not contractually assumed by the Sponsor, including, but not limited to, any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash and/or cash equivalents, any other fees (including commissions and/or exchange fees) associated with the buying and selling of Physical Gold and cash equivalents for the Trust, fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), any applicable license fees, printing and mailing costs, costs of maintaining the Trust's website, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust (collectively, "Additional Trust Expenses").

Disposition of Trust Assets

The Administrator will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date an amount of U.S. dollars sufficient to pay the Trust fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof. Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the transfer or sale of cash and/or cash equivalents and/or Physical Gold to pay the Trust's expenses will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."

Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's Fee or the sale of the Trust's assets to pay the Sponsor's Fee and/or any Additional Trust Expenses (and the Trust may incur additional fees associated with selling Physical Gold or cash equivalents), the Trust's Assets will decline, the number of Physical Gold and amount of cash equivalents represented by a Share will decline at such time and the NAV per Share will also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor's Fee and any Additional Trust Expenses.

The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Physical Gold or cash equivalents.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book- entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be issued by the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited or debited in the case of creation, transfer or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).

Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

REPORTS

Statements, Filings and Reports

At the end of each Business Day, the Sponsor, based on information received from the Administrator, shall post to the below-referenced website a trust report detailing the following items: the LBMA Gold Price, the value of the Physical Gold Holdings, the value of the Cash and Cash Equivalent Holdings, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange.

After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor. The accountants' report will be furnished by the Trust to Shareholders upon request.

The Trust will file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day at approximately 7:00 p.m. (New York City time).

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS

Description of the Trust Agreement

The Trust Agreement will establish the authority of the Trust and the rights and duties of the Sponsor and the Trustee.

Duties of the Sponsor

The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement. The Sponsor coordinated and paid for the creation of the Trust. The Sponsor together with the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) developing a distribution plan on behalf of the Trust on an initial and ongoing basis, (iii) based on the information provided by the Administrator, on each Rebalance Date, instructing the Gold Custodian and the Cash Custodian, respectively, to purchase and/or sell Physical Gold and/or cash equivalents, as applicable, (iv) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC, and (v) performing such other services as the Sponsor believes the Trust may require.

Liability of the Sponsor

The Sponsor will not be liable to the Trust or any Shareholder or other person for any action or omission taken or omitted to be taken in good faith or for errors in judgment, except to the extent such action or omission taken or such error in judgment constitutes willful misconduct, bad faith or gross negligence in the performance of its duties.

The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and affiliates, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under any other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that such loss was not the direct result of: (i) gross negligence, bad faith or willful misconduct on the part of the Sponsor; or (ii) reckless disregard of the Sponsor’s obligations and duties under the Trust Agreement. Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.

The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Additional Trust Expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.

Insolvency of Sponsor

If the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, Shareholders, other than the Sponsor and its affiliates, holding at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its affiliates) may agree in writing to select, effective as of the date of such declaration, one or more successor sponsors within ninety (90) days of the date of such declaration.

The Trustee

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act ("DSTA") that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

•	Upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;

•	The Trust becomes insolvent or bankrupt;

•	All of the Trust's assets are sold;

•	The Sponsor determines that the size of the assets of the Trust in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;

•	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	The Sponsor elects to terminate the Trust after the Trustee, the Administrator, the Gold Custodian or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged, and accordingly the Sponsor has made the determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder's Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.

In respect of termination events that rely on the Sponsor’s determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust may be required to alter its operations to comply with the termination event. In such case, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, under the direction of such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")). Any Liquidating Trustee that is appointed will have the same powers and limitations as applicable to the Sponsor, and the

Liquidating Trustee will not have general liability for the acts, omissions, obligations and expenses of the Trust, as further discussed in the Trust Agreement. Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.

Governing Law

The Trust Agreement and the rights of the Sponsor, Trustee, and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Description of the Gold Custody Agreement

Overview

The Gold Account is administered and maintained by the Gold Custodian on behalf of the Trust. Under the Gold Custodian Agreement, the Gold Custodian will be responsible for administering and maintaining the Gold Account in which the Gold Custodian will hold Physical Gold in the name of the Trust.

For a general description of the Gold Custodian's obligations, see the above section "The Gold Custodian."

Record Keeping

The Gold Custodian will maintain timely and accurate records relating to its activities under Gold Custody Agreement as required by applicable law and in accordance with the Gold Custodian's internal document retention policies.

Fees and Expenses

The Gold Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Gold Custodian's Fee. In addition, the Trust shall reimburse the Gold Custodian for all out-of-pocket expenses incurred by the Gold Custodian in connection with the Gold Custodian Agreement.

Lien

Under the Gold Custodian Agreement, the Gold Custodian will have a lien on the assets maintained in the Gold Account in order to satisfy each obligation or liability owed to the Gold Custodian. The Gold Custodian shall be entitled, with prior written notice to the Trust, to sell all or any of the Physical Gold held for the Trust in such manner and at such price as the Gold Custodian may deem appropriate. Where the Gold Custodian sells Physical Gold using this provision, the Gold Custodian shall apply the net proceeds of the sale in or towards payment or discharge of the relevant sum or liability as the Gold Custodian may think fit, but shall not be liable for any loss suffered by the Trust as result of such sale.

Termination

Either party may terminate the Gold Custodian Agreement by written notice (i) not less than 45 or 60 days (depending on whether the terminating party is the Trust or the Gold Custodian, respectively) prior to the date upon which such termination shall take effect, or (ii) immediately, if the other party is subject to a bankruptcy-type event.

Upon termination of the Gold Custodian Agreement, the Gold Custodian shall deliver the Physical Gold held by it under the Gold Custodian Agreement to a successor custodian designated by the Trust.

Liability and Indemnification

The Gold Custodian is both exculpated and indemnified under the Gold Custody Agreement. The Gold Custodian must act as a reasonable and prudent custodian in discharging its duties under the Gold Custody Agreement. The Gold Custodian will be liable for any direct losses associated with the Gold Custody Agreement to the extent such losses have resulted from the Gold Custodian's own negligence, willful default or fraud. Under the Gold Custody Agreement, the Gold Custodian is not liable to the Trust for any for consequential loss under the Gold Custody Agreement. The Gold Custodian’s liability is limited to the market value of any Physical Gold lost, or the amount of any balance held on an unallocated basis, at the time of the Gold Custodian’s negligence, willful default or fraud.

Under the Gold Custodian Agreement, the Gold Custodian is not liable to the Trust for any delay in performance, or for the non-performance of, any of the Gold Custodian’s obligations under the Gold Custodian Agreement for reasons outside of the Gold Custodian’s reasonable control, including any breakdown, malfunction or failure of, or in connection with, any communication, computer, transmission, clearing or settlement facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities, or the rules of any relevant regulatory or self-regulatory organization.

Under the Gold Custodian Agreement, the Trust agrees to indemnify and hold harmless the Gold Custodian from all costs, damages and expenses suffered or incurred by the Gold Custodian in connection with the Gold Custodian Agreement; provided, however, that such indemnity shall not apply to the extent such costs, damages and expenses are due directly to the Gold Custodian’s negligence, willful default or fraud.

Governing Law

The Gold Custodian Agreement is governed by the laws of England.

Description of the Cash Custody Agreement

Overview

The Cash Account is administered and maintained by the Cash Custodian on behalf of the Trust. Under the Cash Custodian Agreement, the Cash Custodian will be responsible for administering and maintaining the Cash Custodian Account in which the Cash Custodian will hold cash equivalents and U.S. dollars in the name of the Trust. The Cash Custodian will purchase and sell cash equivalents pursuant to the instruction of the Sponsor.

Pursuant to the instruction of the Sponsor, the Cash Custodian deposits U.S. dollars into the Cash Account for the purpose of buying cash equivalents, or from amounts received on account of the sale of Physical Gold or the sale or maturity of cash equivalents. The Cash Custodian withdraws U.S. dollars from the Cash Account at the instruction of the Administrator or the Sponsor to pay certain fees and expenses of the Trust, for the purpose of buying Physical Gold or cash equivalents or settling redemption orders from Authorized Participants.

The Administrator, acting on instructions from the Sponsor, will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

For a general description of the Cash Custodian's obligations, see the above section "The Cash Custodian."

Record Keeping

The Cash Custodian will maintain timely and accurate records relating to its activities under Cash Custody Agreement as required by applicable law and in accordance with the Cash Custodian's internal document retention policies.

Fees and Expenses

The Cash Custodian will be compensated by the Trust, out of the Sponsor's Fee, for the Cash Custodian's Fee. In addition, the Trust shall reimburse the Cash Custodian for out-of-pocket expenses incurred by the Cash Custodian in connection with the Cash Custodian Agreement.

Security Interest and Lien

Under the Cash Custodian Agreements, the Cash Custodian will have a lien on, and security interest in, the assets maintained in the Cash Account in order to satisfy each obligation or liability owed to the Cash Custodian. The Cash Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any cash equivalents or U.S. dollars, sell, set-off, or otherwise realize upon or dispose of any such cash equivalents or U.S. dollars and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.

Termination

Either the Trust or the Cash Custodian may terminate the Cash Custodian Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the Trust not less than ninety (90) days prior to the date upon which such termination shall take effect (unless such shorter period is consented to by the Trust).

Upon termination of the Cash Custodian Agreement, the Cash Custodian will follow the Trust’s instructions concerning the transfer of custody of records, assets and other items; provided that (a) the Cash Custodian will have no responsibility or liability for shipping and insurance costs associated therewith and (b) full payment has been made to the Cash Custodian of its compensation, costs, expenses and other amounts to which it is entitled.

Liability and Indemnification

The Cash Custodian is both exculpated and indemnified under the Cash Custody Agreement. The Cash Custodian must exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market in discharging its duties under the Cash Custody Agreement. The Cash Custodian will be liable for any direct losses associated with the Cash Custody Agreement to the extent such losses have resulted from the Cash Custodian's failure to follow the contractual standard of care. Under the Cash Custody Agreement, the Cash Custodian is not liable to the Trust for any for special, indirect, consequential or punitive damages arising under or in connection with the Cash Custody Agreement.

Under the Cash Custodian Agreement, the Cash Custodian shall not be liable for losses caused directly or indirectly by any event beyond the Cash Custodian’s reasonable control, including acts of God, strikes or other labor disputes, work stoppages, acts of war, terrorism, general civil unrest, governmental or military actions, legal constraint or the interruption, loss or malfunction of utilities or communications or computer systems. The Cash Custodian will promptly notify the Trust upon the occurrence of any such event and will use commercially reasonable efforts to minimize its effect.

Under the Cash Custodian Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian, its employees or agents in the performance of its duties and obligations under Cash Custodian Agreement; provided, however, that such indemnity shall not apply to the extent such losses, damages and expenses are caused by, or results from, the Cash Custodian's failure to follow the contractual standard of care.

Governing Law

The Cash Custodian Agreement is governed by the laws of the State of New York.

Description of the Administration Agreement

Role of the Administrator

The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust. The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) providing information to the Sponsor in order for the Sponsor to determine the monthly rebalancing of the Trust's holdings in Physical Gold and cash and/or cash equivalents on each Rebalance Date, (iii) evaluating the Physical Gold Holdings and Cash and Cash Equivalent Holdings, determining the Trust's NAV and the NAV per Share and preparing daily reports, and (iv) maintaining books and records on behalf of the Trust.

Term and Termination

The Administration Agreement will be in effect for an initial term of three (3) years from its effective date. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice prior to the end of the initial term or a renewal term.

Either the Trust or the Administrator may terminate the Administration Agreement upon notice upon a material breach by the other party of the Administration Agreement after providing 30 days’ notice of the breach. Either party may terminate the Administration Agreement immediately upon notice thereof to the other party upon the happening of certain events related to the other party’s bankruptcy or insolvency.

Liability and Indemnification

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator shall exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to the Administration Agreement. The Administrator will not be liable for any costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees) incurred by the Trust, except those costs, expenses, losses, charges, damages, liabilities or claims arising out of the Administrator’s own bad faith, gross negligence or willful misconduct. In no event shall the Administrator be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees) resulting from, arising out of, or in connection with its performance thereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control and which adversely affect the performance by Administrator of its obligations and duties thereunder or by any other agent of the Administrator.

The Trust shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees), which are sustained or incurred by or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or other documents provided to the Administrator (excluding information provided by the Administrator), (iii) any instructions from an authorized person of the Trust, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement; provided however, that the Trust shall not indemnify Administrator for any losses arising out of Administrator’s own negligence, bad faith or willful misconduct in the performance of the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of New York.

Description of the Transfer Agency Agreement

Duties of the Transfer Agent

The Trust will enter into a Transfer Agency Agreement with the Transfer Agent. The Transfer Agency Agreement establishes the rights and responsibilities of the Transfer Agent with respect to crediting and debiting of Shares owned by holders of record. The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with DTC with respect thereto. The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will also (i) facilitate registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Administrator and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust.

Term and Termination

The term of the Transfer Agency Agreement is three (3) years from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any initial or renewal term or, unless earlier terminated as provided therein.

Liability and Indemnification

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency Agreement, the Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency Agreement or the Transfer Agent’s actions or omissions with respect to the Transfer Agency Agreement, or as a result of acting upon any instructions reasonably believed by the Transfer Agent to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses for direct money damages caused by the Transfer Agent’s own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations.

Governing Law

The Transfer Agency Agreement is governed by the laws of the State of New York.

Description of the Marketing Agent Agreement

Overview

Under the Marketing Agent Agreement between the Marketing Agent and the Trust (the “Marketing Agent Agreement”), the Marketing Agent: (i) works with the Sponsor, the Trust, and the Transfer Agent to facilitate the execution of Authorized Participant Agreements; (ii) reviews all proposed advertising materials and sales literature for compliance with applicable laws and regulations and files with appropriate regulators those advertising materials and sales literature as required; (iii) reviews and accepts creation and redemption orders from Authorized Participants; (iv) makes available copies of the prospectus to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements; and (v) maintains and reproduces when requested all applicable books and records related to the services provided pursuant to the Marketing Agent Agreement.

Liability and Indemnification

The Marketing Agent is indemnified by the Trust under the Marketing Agent Agreement for certain liabilities resulting from: (i) the Marketing Agent’s provision of services to the Trust in accordance with the terms and conditions of the Marketing Agent Agreement; (ii) the Trust’s breaches of the Marketing Agent Agreement; (iii) the Trust’s failure to comply with any applicable securities laws or regulations; or (iv) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law, or any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Trust are sold.

The Trust is indemnified by the Marketing Agent for certain liabilities resulting from: (i) the Marketing Agent’s breaches of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Marketing Agent’s failure to comply with any applicable securities laws or regulations or applicable rules and regulations of any self-regulatory organization, including, without limitation, FINRA; or (iii) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Marketing Agent in writing.

Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

Governing Law

The Marketing Agent Agreement is governed by the laws of the State of New York.

Description of the Index License Agreement

Overview

The Trust will enter into an index license agreement (the "Index License Agreement") with the Index Calculation Agent governing the Trust's use of the Index. The Index License Agreement establishes the rights and responsibilities of the Trust and the Index Calculation Agent with respect to the calculation and publication of the Index.

Standard of Care; Limitations of Liability under the Index License Agreement

The Index Calculation Agent is obligated to fulfill its obligations under the Index License Agreement with the care of a prudent businessman.

Under the Index License Agreement, neither the Index Calculation Agent nor the Trust is liable to the other for indirect or consequential damages. Further, the Index Calculation Agent is not liable for losses incurred owing to force majeure, war and natural occurrences or other events for which it is not responsible (e.g. strikes, lock-outs, disruption to transport, orders issued by domestic and foreign authorities not caused by culpable conduct) or disruptions to technical installations such as the IT system which have not been caused by culpable conduct of the Index Calculation Agent. Force majeure also includes computer viruses or attacks on IT systems by hackers provided that the Index Calculation Agent has taken suitable precautionary measures and did not act in a culpable manner in making the virus or hacker attack possible. Under the Index License Agreement, the Index Calculation Agent will take commercially reasonable actions to remedy such force majeure events as promptly as practicable.

Fees and Expenses

The Trust will pay a fee to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index (the “Index Calculation Agent Fee”).

Termination of the Index License Agreement

Either the Sponsor or the Index Calculation Agent may terminate the Index License Agreement for cause for the reasons set forth in the Index License Agreement, such as either party’s bankruptcy or committing a material breach of the Index License Agreement. The Trust may terminate the Index License Agreement prior to the expiration of any term upon thirty (30) days’ prior written notice and the Index Calculation Agent may terminate the Index License Agreement prior to the expiration of any term upon ninety (90) days’ prior written notice.

Governing Law

The Index License Agreement is governed by the laws of Germany.

Description of the Partnership Representative Agreement

Role of the Partnership Representative

[ ] (the "Partnership Representative") shall act as the partnership representative. The Partnership Representative Services Agreement (the "Partnership Representative Agreement"), between the Trust and the Partnership Representative, establishes the rights and responsibilities of the Partnership Representative. The Partnership Representative shall have the power and authority granted to it under sections 6221 through 6241 of the Internal Revenue Code (the "Code"), as amended by section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and as further amended, together with any guidance issued thereunder or successor provision.

Liability of the Partnership Representative

The Partnership Representative shall not be liable to the Trust except for any loss resulting from the bad faith or willful misconduct of the Partnership Representative, as determined in a final judgment by a court of competent jurisdiction. The Partnership Representative shall only be liable for actual damages incurred and shall not be liable for consequential, punitive or exemplary damages or for any claims by third parties. The Partnership Representative shall not be liable for any action or omission pursuant to the direction of the Trust and shall not be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust.

Termination of the Partnership Representative Agreement

The Partnership Representative Agreement shall continue for one (1) year beginning on the date of the Partnership Representative Agreement. Thereafter, if not terminated as provided therein, the Partnership Representative Agreement shall continue automatically in effect for successive annual periods.

The Partnership Representative Agreement may be terminated by the Partnership Representative or the Trust upon not less than thirty (30) days' written notice prior to the end of any term. Additionally, the Partnership

Representative can immediately terminate the Partnership Representative Agreement upon written notice if it reasonably determines that the Trust has failed to comply with any of its obligations under the Partnership Representative Agreement, at which time the Partnership Representative shall no longer have any obligations to the Trust.

Partnership Representative's Fee and Indemnity

The Partnership Representative will be compensated by the Trust, out of the Sponsor's Fee, for the Partnership Representative's Fee.

The Trust indemnifies, defends and holds harmless the Partnership Representative, its affiliated companies, and all of such companies' current and former employees, agents, officers and managers, including the Designated Individual (as such term is defined in in Treasury Regulations section 301.6223-1(b)(3)) to the fullest extent permissible under Delaware law from any claim, action or proceeding arising from or related to the Partnership Representative Agreement or any services performed or omitted to have been performed by the Partnership Representative or the Designated Individual, except to the extent any loss, claim or damage is found in a final judgment by a court of competent jurisdiction to have resulted from the such indemnified persons bad faith or willful misconduct.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences to the Shareholders. This discussion is based upon the United States Internal Revenue Code of 1986, as in effect on the date hereof (the "Code") and the judicial decisions, Treasury Regulations and published revenue rulings and procedures in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. In the event of a change in applicable tax law, neither the Trust nor the Sponsor is under any obligation to update this discussion.

This summary discusses U.S. federal income tax consequences of an investment in the Trust by beneficial owners who are United States persons and beneficial owners who are not United States persons. A United States person means an individual, citizen or resident of the U.S., a corporation created or organized under the laws of the U.S. or any state thereof or the District of Columbia, any estate (other than an estate the income from which, from sources outside the U.S. that is not effectively connected with a trade or business within the U.S., is not includible in its gross income for U.S. federal income tax purposes), or a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person. A non-United States person means a person other than a United States person or a partnership.

This summary does not discuss all of the tax consequences that may be relevant to a particular investor or (unless otherwise indicated) to certain investors subject to special treatment under federal income tax laws, such as regulated investment companies, personal holding companies, brokers or dealers in securities, bank and certain other financial institutions, insurance companies, persons required to recognize income no later than when such income is reported on an "applicable financial statement," persons subject to the “base erosion and anti-avoidance” tax or trusts. This summary only applies to beneficial owners who hold Shares as capital assets. The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective Shareholder. Accordingly, each prospective Shareholder should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local and non-U.S. tax consequences to him of an investment in the Trust. This summary also does not discuss the tax consequences to an Authorized Participant who subscribes for or redeems Creation Units.

If a partnership or other entity classified as a partnership for United States federal income tax purposes holds Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such Shares.

No assurance can be given that the Internal Revenue Service (the "IRS") (or other relevant taxing authority) or a court will agree with the tax consequences set forth below. Prospective investors are advised to consult their own tax advisers as to the U.S. federal, state and local and the non-U.S. tax consequences of an investment in the Trust.

U.S. Federal Income Taxation of the Trust and Shareholders that are United States Persons

Treatment of the Trust as a Partnership for U.S. Federal Income Tax Purposes. The Trust intends to be treated as a partnership for U.S. federal income tax purposes. To this end, the Trust intends to take the position for U.S. federal income tax purposes that it is a business entity and that it intends to make, or has made, a protective election to be treated as a partnership for U.S. federal income tax purposes. The Trust has been advised by its counsel, Seward & Kissel LLP, that as a partnership, the Trust will not be a taxable entity for U.S. federal income tax purposes. Instead, each partner will be required to take into account for each fiscal year, for purposes of computing his own income tax, his proportionate share of the items of taxable income or loss allocated to him pursuant to the Trust Agreement, whether or not any income is paid out to him. Such taxable income or loss will be required to be taken into account in the taxable year of the Shareholder in which the fiscal year of the Trust ends.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation. The Trust has been advised that it should not be treated as a "publicly traded partnership" taxable as a corporation. Such advice is based on the expectation that 90% or more of the Trust's gross income for each taxable year will consist of "qualifying income" as defined by Section 7704(d) of the Code, which term includes (among other items) interest (excluding certain amounts contingent on the income or profits of any person); income from trading commodities, if commodities trading is a primary purpose of the partnership; dividends; gain from the sale or other disposition of stock, securities, or foreign currencies; payments with respect to securities loans; and certain other income (including gains from options, futures, or forward contracts) derived from investments in stock, securities, or currencies. If it were determined that the Trust should be treated as a "publicly traded partnership" taxable as a corporation for federal income tax purposes (as a result of changes in the Code, Treasury Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Trust would be subject to corporate income tax when recognized by the Trust; distributions of such income, other than in certain withdrawals of interests in the Trust, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Trust; and Shareholders would not be entitled to report profits or losses realized by the Trust.

Limitations on the Deductibility of Losses and Expenses. The income, gains, losses and deductions of the Trust will not be from a "passive activity" within the meaning of Section 469 of Code, and therefore (i) the deduction by a Shareholder of his distributive share of the losses or deductions of the Trust will not be restricted under Code Section 469 and (ii) a Shareholder who is an individual will not be able to offset losses or deductions from "passive activities" against his share of income or gain of the Trust.

The Trust will be required each year to make the determination as to whether it will take the position for U.S. federal income tax purposes that it is (i) a trader in securities and commodities or, alternatively, (ii) an investor in securities and commodities. This determination will be made separately each year based primarily on the level of the Trust's securities and commodities trading activities during the particular year. Accordingly, the Trust's status as a trader or an investor may vary from year to year and is difficult to predict in advance. If the Trust is characterized as a trader, each partner who is an individual may deduct his share of expenses of the Trust under Code Section 162 as a business expense. Alternatively, if the Trust is characterized as an investor, the expenses of the Trust (including the Sponsor's Fee and any Additional Trust Expenses) would not deductible by an individual or trust for U.S. federal income tax purposes (including for purposes of computing the alternative minimum tax). Expenses connected with the marketing and issuance of Shares are not deductible.

Taxation of Investments. Generally, the gains and losses realized by the Trust on the sale of Physical Gold will be capital gains and losses. These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder. Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Taxation of Sale, Exchange or Disposition of Shares. A Shareholder will recognize gain or loss on a sale of Shares equal to the difference between the amount realized and the Shareholder’s tax basis in the Shares sold. A Shareholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him in exchange for his Shares. Gain or loss recognized by a Shareholder on the sale or exchange of Shares generally will be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than one year generally will be taxed at preferential tax rates. A portion of an individual Shareholder’s capital gain will likely be allocable to “collectibles” including Physical Gold owned by the Trust. Any capital gain attributable to the Trust’s appreciated Physical Gold will be treated as collectibles gain and taxed at a maximum rate of 28% rather than the 20% rate applicable to most other long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Under Section 754 of the Code, the Trust may elect to adjust the tax basis of its property upon the transfer of a partnership interest (including by reason of death). If such an election were made, then the tax basis of a purchaser of Shares in the Trust’s assets (or inside basis) would reflect the purchaser’s purchase price. This may result in such a Shareholder realizing less gain or more loss upon a disposition of assets by the Trust. Any such election, once made, cannot be revoked without the consent of the IRS.

Tax Shelter Regulations. The IRS has released final Treasury Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations"). The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships. Under the Tax Shelter Regulations, if the Trust engages in a "reportable transaction," the Trust and, under certain circumstances, its Shareholders may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its U.S. federal income tax return for each year it participates in the "reportable transaction"; and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed. The scope of the Tax Shelter Regulations may be affected by further IRS guidance. Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences. Each investor should consult its own tax advisers as to its obligations under the Tax Shelter Regulations.

Tax Audits. Under current partnership audit provisions of the Code, if it is determined that the Trust underreported income in a prior year (the "reviewed year"), the Trust would have the option either to (i) have the Trust itself pay any tax due in the "adjustment year" (generally, the year in which the adjustment becomes final) or (ii) make a so-called “push-out election” and issue statements to the Shareholders for the reviewed year, which statements would indicate each Shareholder's share of the adjustment. The Sponsor will have the authority to make this determination on behalf of the Trust. If the Trust chooses the first option, a Shareholder may bear the economic burden for taxes that accrued before such investor acquired shares in the Trust or in a different amount due to the Shareholders' varying interests in the Trust during the period to which such taxes related. If the Trust chooses the second option, each Shareholder's tax for the taxable year which includes the date the statement was furnished would be increased by the adjustment amount, subject to various adjustments. In either case, interest (and possibly penalties) also would apply.

U.S. Tax Exempt Shareholders. Assuming a U.S. tax-exempt shareholder does not borrow money or otherwise utilize leverage in connection with its acquisition of Shares in the Trust, any income from the Trust or gain on the sale, exchange or other disposition of Shares by a U.S. tax-exempt shareholder should not constitute "unrelated debt-financed income" as defined in Code Section 514 or "unrelated business taxable income" as defined in Code Section 512 to the U.S. tax-exempt shareholder.

The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective investor. Accordingly, each prospective investor should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local tax consequences to him of an investment in the Trust.

U.S. Federal Income Tax Considerations of Shareholders that are Non-United States Persons

U.S. Trade or Business Considerations. Special tax considerations apply to Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States ("Foreign Shareholders"). A Foreign Shareholder generally will not be deemed to be engaged in a trade or business in the United States solely as a result of his investment in the Trust if, as is expected, the Trust's activities consist solely of trading cash equivalents and Physical Gold. The Trust's trading of cash equivalents for its own account will not constitute a trade or business under the securities trading safe harbor of Code Section 864. Trading commodities for one's own account will not constitute a U.S. trade or business if the commodities being traded are of a kind that are customarily dealt in on an organized commodities exchange. Accordingly, a Foreign Shareholder generally should not be subject to any U.S. federal income tax on his share of the Trust's capital gains and generally should not be subject to any U.S. federal income tax on gain realized upon the sale or other disposition of his Shares in the Trust.

Withholding on U.S. Source Interest. Certain U.S. source income (including dividends and certain types of interest) paid to non-U.S. persons is subject to a thirty percent (30%) withholding tax. Interest paid on cash equivalents is not subject to this withholding tax and the Trust does not expect to recognize other types of income that are subject to this withholding tax.

FATCA. Under the Foreign Account Tax Compliance Act ("FATCA") provisions of the Hiring Incentives to Restore Employment Act (the "HIRE Act"), a Foreign Shareholder that is an entity generally will be required to provide to the Trust information which identifies the Foreign Shareholder's direct and indirect U.S. ownership. Any such information provided to the Partnership may be shared with the IRS. Further, a Foreign Shareholder that is a "foreign financial institution" within the meaning of Code Section 1471(d)(4) must disclose certain information about its U.S. account holders and equity holders pursuant to either an agreement with the IRS or an intergovernmental agreement or otherwise claim an exemption. A Foreign Shareholder who fails to comply with the HIRE Act would be subject to a thirty percent (30%) withholding tax with respect to its share of U.S. source dividend and certain U.S. source interest income. Temporary Treasury regulations have delayed the implementation of the withholding provisions of FATCA applicable to gross proceeds from the sale of property that could produce U.S. source dividends or U.S. source interest income. Foreign Shareholders should consult their own tax advisors regarding the possible implications of the HIRE Act on their investments in the Trust.

Foreign Taxes. A Foreign Shareholder may be subject to tax on his share of the Trust's income and gain in his country of nationality, residence or elsewhere. It is possible that a Foreign Shareholder may be able to credit all or a portion of his United States taxes paid (if any) against his income tax liability in his home jurisdiction.

U.S. Estate Tax Considerations. An individual Foreign Shareholder who owns directly Shares on his date of death could be subject to United States estate tax with respect to such Shares.

Information Reporting. A Foreign Shareholder will be required to provide the Trust (or its agent) with an applicable IRS Form W-8. The annual information return that the Trust will file with the IRS will include a schedule setting forth certain information about the Foreign Shareholder, including the Foreign Shareholder's name, address and share of the Trust's income or loss.

Foreign Shareholders should consult their own tax advisors as to the tax consequences to them of an investment in the Trust, including the possible applicability of any treaty provisions, withholding taxes and reporting requirements.

ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code, (iii) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement or entity, an "ERISA Plan"), and (iv) plans that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code ("Similar Law") and entities whose underlying assets are considered to include "plan assets" of any such plans (each such plan or entity, an "Other Plan").

ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of an ERISA Plan. In contemplating an investment of a portion of an ERISA Plan's assets in the Shares, the plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the "Risk Factors" discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest or disqualified person; (iii) the ERISA Plan's funding objectives; and (iv) whether, under the general fiduciary standards of prudence and diversification, such investment is appropriate for the ERISA Plan, taking into account, among other things, the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and the ERISA Plan's need for sufficient liquidity to pay benefits when due.

Other Plans, including governmental plans, certain church plans and non-U.S. plans, may not be subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but fiduciaries investing the assets of Other Plans may be subject to substantially similar rules under Similar Law. Accordingly, fiduciaries to Other Plans considering an investment in the Shares on behalf of an Other Plan should consider whether an investment in Shares is consistent with their fiduciary responsibilities under applicable Similar Law, including whether the investment would constitute a violation of applicable Similar Law.

IRAs and participant-directed accounts under tax-qualified retirement plans may be limited in the types of investments they may be able to make under the Code and/or under the governing documents and operations of the IRA or plan. Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to their ability to purchase the Shares and the consequences (including tax consequences) of any purchase of the Shares.

Under the Department of Labor's regulations at § 2510.3-101, as modified in application by Section 3(42) of ERISA (the "Plan Asset Regulations"), if an ERISA Plan invests in an equity interest of an entity that is "a publicly-offered security," the ERISA Plan's assets will include its investment in the entity, but do not, solely by reason of that investment, include any of the underlying assets of the entity. Accordingly, when an ERISA Plan invests in a "publicly-offered security" that represents an equity interest in an entity, that entity will not be deemed to hold any of that investor's "plan assets" subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code in connection with that ERISA Plan's investment in the entity. Under the Plan Asset Regulations, an "equity interest" is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law, and a beneficial interest in a trust is considered an equity interest. A "publicly-offered security" is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within one-hundred and twenty (120) days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is "freely transferable" is a factual question determined on the basis of facts and circumstances. A class of securities is "widely-held" if it is a class of securities that is owned by one-hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be "publicly-offered securities" within the meaning of the Plan Asset Regulations.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

PLAN OF DISTRIBUTION

Authorized Participants

The Trust issues Shares in Creation Units to Authorized Participants continuously on the creation order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the date on which a valid order to create a Creation Unit is accepted by the Trust. The creation or redemption will be at the NAV of 10,000 Shares on the creation order date. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two Business Days after the creation order date.

Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending upon the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Trust has entered into the Marketing Agent Agreement with the Marketing Agent to assist the Sponsor with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. In consideration for the services provided by the Marketing Agent, the Trust pays the Marketing Agent the annual asset-based fee discussed below and reimburses the Marketing Agent for actual costs associated with the performance of such services, capped at $[    ] annually. See also “Description of the Trust Documents – Marketing Agent Agreement.”

As of the date of this prospectus, each of [    ] has executed an Authorized Participant Agreement and [are] the only Authorized Participant[s].

Likelihood of Becoming a Statutory Underwriter

The Trust issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, may occur at any point. An Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus may be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution, under certain interpretations of applicable law, in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.

Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 2% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Creation Units.
Marketing Services Fee	Marketing Agent	Trust	A range from 0.005% - 0.01% per annum of the Trust’s assets during each year calculated in U.S. dollars; not to exceed 7.5% of the gross offering proceeds.	Works with the Sponsor, the Trust, and the Transfer Agent to facilitate the execution of Authorized Participant Agreements; reviews all proposed advertising materials and sales literature and files with appropriate regulators; reviews and accepts creation and redemption orders from Authorized Participants; and provides other ancillary services related to the Marketing Agent services.
Additional Marketing Agent Fees and Expense Reimbursements	Marketing Agent	Trust	Various one-time setup and fixed fees and out-of-pocket expense reimbursements, not to exceed 0.5% of the gross offering proceeds.	See above.

For additional details, see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Trust will not exceed 10% of the gross offering proceeds of the Shares.

The Authorized Participants will not charge a commission of greater than 2% of the gross offering proceeds of the offering.

The Marketing Agent will be paid a marketing services fee and other fees by the Trust. The Marketing Agent Agreement provides for the Marketing Agent to be paid an ongoing fee in the range of 0.005% – 0.01% of the Trust’s assets per year, plus various fixed fees and expense reimbursements.

The payments to the Marketing Agent will not, in the aggregate, exceed 8% of the gross offering proceeds of the offering. The Marketing Agent will monitor compensation received from the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Shares will be listed on the Exchange under the ticker symbol "WGLD".

LEGAL PROCEEDINGS

The Trust is not aware of existing or pending legal proceedings against it, nor is the Trust involved as a plaintiff in any proceedings or pending litigation.

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Seward & Kissel LLP, who will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at www.wshares.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at

www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

EXHIBIT A: INDEX OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

"Additional Trust Expenses"—Certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash equivalents, any other fees (including commissions and/or exchange fees) associated with the buying and selling of Physical Gold and cash equivalents for the Trust, fees and expense reimbursements due to the Marketing Agent, taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), any applicable license fees, printing and mailing costs, costs of maintaining the Trust's website, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification obligations of the Trust and extraordinary legal fees and expenses of the Sponsor, any Service Provider and the Trust.

“Administration Agreement”—The Trust Administration and Accounting Agreement between the Trust and the Administrator.

"Administrator" — The Bank of New York Mellon together with its permitted successors and assigns.

"Administrator Fee"—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-Paid Expense.

"Auditor"— Citrin Cooperman & Company LLC.

“Authorized Participant” — An entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) a participant in the DTC; and (3) a party to an Authorized Participant Agreement.

“Authorized Participant Agreement”—An agreement between the Trust, the Sponsor and an entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in the DTC, which permits that entity to purchase or redeem Creation Units with the Trust.

“Baskets”—The Trust’s cash exchanged with Authorized Participants for Creation Units.

"Book Entry System"—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

"Business Day"— Any day other than a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business. For purposes of the creation and redemption process, a “Business Day” is defined as any day other than: (i) a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business; or (ii) a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed.

"Cash and Cash Equivalent Holdings"—The value of the cash equivalents and U.S. dollars held by the Trust.

"Cash Account"—The Cash Account maintained by the Trust at the Cash Custodian pursuant to the Cash Custodian Agreement.

"Cash Custodian"— The Bank of New York Mellon together with its permitted successors and assigns.

"Cash Custodian Agreement"—The Custody Agreement between the Trust and the Cash Custodian which sets forth the obligations and responsibilities of the Cash Custodian in respect of the safekeeping of the Trust's cash and cash equivalents, as the same may be amended from time to time.

"Cash Custodian Fee"—Fee payable to the Cash Custodian for services it provides to the Trust, which the Sponsor shall pay to the Cash Custodian as a Sponsor-Paid Expense.

“Cash equivalents”— Short-term duration U.S. Department of the Treasury securities.

“Cash Equivalent Interest”— The portions of the cash that represents interest on the cash equivalents that will be allocated to the Cash Account and will be used to pay, partially or in full, any redemptions, the Sponsor's Fee and Additional Trust Expenses.

"Cash Equivalent Price"—The price of cash equivalents.

"Cash Weighting"—The cash weighting of the Index to the extent that the Index is not represented by Physical Gold.

"CEA"—Commodity Exchange Act of 1936, as amended.

“Cede & Co.”—The name in which certain shares may be held on the books of DTC.

"CFTC"—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

"Clearing Trust Agency"—Any clearing agency or similar system other than the Book Entry System or DTC.

“Creation Unit”— Blocks of 10,000 Shares that the Trust issues to and redeems from Authorized Participants.

"DSTA"—The Delaware Statutory Trust Act, as amended.

"DTC"—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

"DTC Participant"—A direct participant in DTC, such as a bank, broker, dealer or trust company.

"ERISA"—Employee Retirement Income Security Act of 1974, as amended.

“ETF”—Exchange-traded fund.

"Evaluation Time"—Each Business Day at 4:00 p.m., Eastern time, or as soon thereafter as practicable.

"Exchange"—NYSE Arca, Inc.

"Exchange Act"—The Securities Exchange Act of 1934, as amended.

"FINRA"—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

"Foreign Shareholders"—Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States.

"GAAP"—The U.S. generally accepted accounting principles.

"Gold Account"—The account for Physical Gold maintained by the Gold Custodian on behalf of the Trust.

"Gold Custodian"—JPMorgan Chase Bank, N.A. together with its permitted successors and assigns.

"Gold Custodian Agreement"—The Custodial Services Agreement between the Trust and the Gold Custodian which sets forth the obligations and responsibilities of the Gold Custodian in respect of the safekeeping of the Trust's Physical Gold, as the same may be amended from time to time.

"Gold Custodian Fee"—Fee payable to the Gold Custodian for services it provides to the Trust, which the Sponsor shall pay to the Gold Custodian as a Sponsor-Paid Expense.

"HIRE Act"—The Hiring Incentives to Restore Employment Act.

“IIV”—the Intraday Indicative Value of the Index.

"Index"—The Wilshire Gold Index as calculated and published by the Index Calculation Agent.

"Index Calculation Agent"— Solactive AG together with its permitted successors and assigns.

"Index License Agreement"— The Index License Agreement between the Index Calculation Agent and the Trust governing the Trust's creation and use of the Index and the Index Calculation Agent's duties and obligations, as the same may be amended from time to time.

"Index Calculation Agent Fee"— The fee payable to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index.

"Indirect Participants"—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

"Internal Revenue Code"—Internal Revenue Code of 1986, as amended.

"Investment Advisers Act"—Investment Advisers Act of 1940, as amended.

"Investment Company Act"—Investment Company Act of 1940, as amended.

"IRA"—An individual retirement account provided for under Section 408(m) of the Code.

"IRS"—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

"JOBS Act"—The Jumpstart our Business Startups Act of 2012.

"LBMA Gold Price"—The price of Physical Gold that is based on the LBMA daily auctions.

"LBMA Gold Price AM"—The price of Physical Gold that is based on the LBMA daily morning auction.

"LBMA Gold Price PM"—The price of Physical Gold that is based on the LBMA daily afternoon auction.

“Marketing Agent”—Foreside Fund Services, LLC and its permitted successors and assigns.

“Marketing Agent Agreement”—The agreement between the Trust and the Marketing Agent for certain services in connection with the creation and redemption of Shares of the Trust.

"NAV"—Net asset value.

"NAV per Share"—The net asset value per Share.

“NFA"—The National Futures Association

"Partnership Representative" — [ ].

"Partnership Representative Agreement"—The Partnership Representative Services Agreement between the Partnership Representative and the Trust governing the Partnership Representative's duties and obligations as partnership representative of the Trust, as the same may be amended from time to time.

"Partnership Representative Fee"—Fee payable to the Partnership Representative for services it provides to the Trust, which the Sponsor shall pay to the Partnership Representative as a Sponsor-Paid Expense.

"PCAOB"—the Public Company Accounting Oversight Board.

"Physical Gold Component "—A notional component of the Index representing Physical Gold.

“Rebalance Date” — The last Business Day of each month.

"Record Date" — With respect to any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Administrator, as applicable, for determining who is a Shareholder entitled to such voting right.

"Sarbanes-Oxley Act"—The Sarbanes-Oxley Act of 2002.

"SEC"—The U.S. Securities and Exchange Commission.

"Securities Act"—The Securities Act of 1933, as amended.

"Service Providers"—Collectively, the Administrator, the Auditor, the Physical Gold Custodian, the Cash Custodian, the Index Calculation Agent, the Partnership Representative, the Transfer Agent, the Marketing Agent, and the Trustee.

"Shareholder"—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.

"Shares"—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

"SIPC"—The Securities Investor Protection Corporation.

"Sponsor"—Wilshire Phoenix Funds LLC.

"Sponsor-Paid Expense(s)"—The Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, and the Trust's audit fees (including any fees and expenses associated with tax preparation).

"Sponsor's Fee"—The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

"Transfer Agent"— The Bank of New York Mellon together with its permitted successors and assigns.

"Transfer Agent Fee"—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-Paid Expense.

"Transfer Agency Agreement"—The Agreement between the Transfer Agent and the Trust governing the Transfer Agent's duties and obligations, as the same may be amended from time to time.

"Trust"— Wilshire wShares Enhanced Gold Trust, a Delaware statutory trust that was formed on January 8, 2020 under the DSTA pursuant to the Trust Agreement.

"Trust Agreement"—The Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust, as the same may be amended from time to time.

"Trustee"— Delaware Trust Company, together with its permitted successors and assigns.

"Trustee Fee"—Fee payable to the Trustee for services it provides to the Trust, which the Sponsor shall pay to the Trustee as a Sponsor-Paid Expense.

"U.S. dollar" or "$"—United States dollar or dollars.

PROSPECTUS

THE WILSHIRE wSHARES ENHANCED GOLD TRUST

[__] SHARES

Until [ ], 2020 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[       ], 2020

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$	[_]
NYSE Arca, Inc. listing fee		[_]
Legal fees and expenses		[_]
Accounting fees and expenses		[_]
Printing and engraving costs		[_]
Transfer agent and marketing agent fees		[_]
Miscellaneous		[_]
Total	$

Item 14.	Indemnification of Directors and Officers.

The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.

Item 15.	Recent Sales of Unregistered Securities.

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules.

(a)       Exhibits

1.1*	Form of Authorized Participant Agreement
4.1*	Form of Trust Agreement
4.2*	Form of Certificate of Trust (attached as Exhibit A to the Form of Trust Agreement)
5.1	Opinion of Seward & Kissel LLP as to legality of Shares
8.1	Opinion of Seward & Kissel LLP as to tax matters
10.1	Form of Gold Custodian Agreement (Allocated Gold)
10.2	Form of Gold Custodian Agreement (Unallocated Gold)
10.3	Form of Cash Custodian Agreement
10.4	Form of Index License Agreement
10.5	Form of Fund Administration and Accounting Agreement
10.6	Marketing Agent Agreement
10.6.1	First Amendment to Marketing Agent Agreement
10.7	Form of Transfer Agency and Service Agreement
10.8*	Form of Partnership Representative Agreement
23.1*	Consent of Citrin Cooperman & Company, LLP
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.3	Consent of Seward & Kissel LLP (included in Exhibit 8.1)

_______________

*       To be filed by amendment

(b)       Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 under the Securities Act, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B under the Securities Act:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i)	The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iv)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this pre-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on the 9th day of September, 2020.

By: Wilshire Phoenix Funds LLC, as Sponsor of the Trust

By:	/s/ William Herrmann
Name: William Herrmann
Title: Managing Partner

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Herrmann	Managing Partner of Wilshire Phoenix Funds LLC	September 9, 2020
William Herrmann	(serving in the capacity of principal executive
officer and director)

/s/ William Cai	Partner of Wilshire Phoenix Funds LLC (serving	September 9, 2020
William Cai	in the capacity of principal financial officer
and principal accounting officer and director)